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Exhibit 4.2

EXECUTION COPY

FOSTER WHEELER LLC
as Issuer

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee

Indenture

Dated as of September 24, 2004

10.359%
Senior Secured Notes
Due 2011, Series A

10.359%
Senior Secured Notes
Due 2011, Series B

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
§	310(a)	7.10
	(b)	7.08
	(c)	N/A
§	311(a)	7.03
	(b)	7.03
	(c)	N/A
§	312	12.02
	(b)	12.02
	(c)	12.02
§	313(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§	314(a)	4, 4.02
	(b)	10.02
	(c)	12.04
	(d)	10.03, 10.04, 12.04
	(e)	12.05
	(f)	N/A
§	315(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.02
	(e)	6.12, 7.02
§	316(a)	2.05, 6.02, 6.04, 6.05
	(b)	6.06, 6.07
	(c)	12.02
§	317(a) (1)	6.08
	(a)(2)	6.09
	(b)	2.03
§	318	12.01

RECITALS

i

EXHIBITS
EXHIBIT A	Form of Series A Note
EXHIBIT B	Form of Series B Note
EXHIBIT C	Form of Supplemental Indenture
EXHIBIT D	Restricted Legend
EXHIBIT E	DTC Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate
EXHIBIT I	Certificate of Beneficial Ownership
EXHIBIT J	Form of Subordinated Intercompany Note
EXHIBIT K	Form of Unsubordinated Intercompany Note
EXHIBIT L	Temporary Offshore Global Note Legend
EXHIBIT M	Form of Parallel Debt Agreement

        INDENTURE, dated as of September 24, 2004, between Foster Wheeler LLC, a Delaware limited liability company (the "Company"), the Guarantors party hereto and Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee.

RECITALS

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) initially up to $150,000,000 aggregate principal amount of the Company's 10.359% Senior Secured Notes due 2011, Series A and up to an additional $120,000,000 Series A Notes issuable solely in exchange for the Series B Notes, in each case having the same terms as the Series A Notes except with respect to registration and Additional Interest (as defined below)(the "Series A Notes"), and (ii) up to $120,000,000 aggregate principal amount of the Company's 10.359% Senior Secured Notes Due 2011, Series B (the "Series B Notes", and together with the Series A Notes, the "Notes"). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

        In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

        This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01.    Definitions.

        "Acquired Debt" means Debt of a Person (1) assumed by such Person from another Person in connection with an Asset Acquisition from such other Person or (2) existing at the time the Person merges with or into the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary and in each case was not Incurred in connection with such Asset Acquisition, or in contemplation of, the Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

        "Additional Interest" means additional interest owed to the Holders pursuant to the Registration Rights Agreement.

        "Additional Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date between Parent, the Company, the Guarantors and the parties named in Schedule A thereto, with respect to the Common Shares, the Preferred Shares and the Notes held by such parties.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Joint Venture of the Company shall not be considered an "Affiliate" of the Company or any Restricted Subsidiary so long as the other parties to the joint venture that are not Affiliates of the Company or any Restricted Subsidiaries own at least 50% of the Voting Stock of such joint venture.

        "Agent" means any Registrar, Paying Agent or Authenticating Agent.

        "Agent Member" means a member of, or a participant in, the Depositary.

        "Applicable Premium" means, with respect to any Note on any redemption date, the excess of:

          (1)   the present value at such redemption date of (i) the redemption price of the Note at September 15, 2006 (such redemption price being set forth in Section 3.01), plus (ii) all required interest payments due on the Note through September 15, 2006 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

          (2)   the then outstanding principal amount.

        "Asset Acquisition" means the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute the assets of such Person substantially as an entirety or the assets of any division, operating unit or line of business of such Person substantially as an entirety.

        "Asset Sale" means any sale, lease, transfer, conveyance or other disposition of any assets outside the ordinary course of business by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to in this definition as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

          (1)   a disposition to the Company or a Restricted Subsidiary (including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary);

          (2)   the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

          (3)   the sale or discount of accounts receivable or claims arising in the ordinary course of business in connection with the compromise or collection thereof;

          (4)   a disposition governed by the provisions of Section 5.01;

          (5)   a Restricted Payment permitted under the provisions of Section 4.06 or a Permitted Investment;

          (6)   the issuance of Disqualified or Preferred Stock pursuant to the provisions of Section 4.05;

          (7)   dispositions of accounts receivable and related assets to a Securitization Subsidiary;

          (8)   the grant of any Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

          (9)   the sale of substantially all of the assets or Equity Interests of any Joint Venture or Subsidiary, whose assets consist solely of any Construction Project if sold within two years of commencement of operations of such Construction Project;

          (10) any settlement with insurers relating to asbestos claims or liability with any insurer of the Company or any Subsidiary;

          (11) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $1,000,000 in any twelve-month period; and

          (12) the sale or transfer of the Capital Stock of any of Foster Wheeler South Africa (Proprietary) Limited, Foster Wheeler Properties (Proprietary) Limited, or any other Restricted Subsidiary organized under the laws of South Africa to the extent necessary to comply with the Broad-Based Black Economic Empowerment Act 53 of 2003.

        "Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

        "Authenticating Agent" refers to a Person appointed by the Trustee pursuant to Section 2.03(a) engaged to authenticate the Notes in the stead of the Trustee.

        "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

        "bankruptcy default" means an event of default specified clauses (7) or (8) of Section 6.01.

        "Board of Directors" means the board of directors or comparable governing body of a corporation, partnership, limited liability company, association, trust or other entity.

        "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to be closed for business.

        "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

        "Cash Equivalents" means:

          (1)   United States dollars, or money in foreign currencies received in the ordinary course of business that are readily convertible into United States dollars;

          (2)   U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

          (3)   (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $250,000,000 whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper rated at least P-1 by Moody's or A-1 by S&P or at least an equivalent rating category of another nationally recognized securities rating agency and maturing within 270 days after the date of acquisition;

          (6)   money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above; and

          (7)   in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

        "Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit I.

        "Certificated Note" means a Note in registered individual form without interest coupons.

        "Change of Control" means:

          (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person other than a Parent Guarantor that assumes the Notes in compliance with Section 5.01;

          (2)   any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent;

          (3)   with respect to each of (a) the Company and (b) for so long as the Company is a Subsidiary of Parent, Parent, individuals who on the Issue Date constituted the Board of Directors of such Person, together with any new directors of such Person whose election by the Board of Directors or whose nomination for election by the stockholders of such Person was approved by a majority of the directors then still in office who were either directors of such Person or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of such Person then in office;

          (4)   Parent ceases to own, indirectly, at least 51% of the Capital Stock of the Company or Foster Wheeler Holdings Ltd. shall cease to hold 100% of the Capital Stock of the Company (or, if Foster Wheeler Holdings Ltd. shall no longer own the shares of Capital Stock of the Company, the Parent shall cease to own 100% of such Capital Stock);

          (5)   the adoption by the Board of Directors of the Company of a plan contemplating to the liquidation or dissolution of the Company; or

          (6)   Parent or the Company consolidates with, or merges with or into, any Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person, consolidates with, or merges with or into, Parent or the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent or the Company, as the case may be, immediately prior to such transaction is converted or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        Notwithstanding anything to the contrary, any merger of the Company with any Parent Guarantor (other than Parent) that assumes the Notes and otherwise complies with Section 5.01 and whose Capital Stock is pledged to secure the Notes shall not constitute a Change of Control.

        "Code" means the Internal Revenue Code of 1986.

        "Collateral" means all property of the Company and the Guarantors, whether now owned or existing or hereafter acquired, upon which a Lien is purported to be created hereunder or under the Collateral Documents.

        "Collateral Documents" means (i) the Security Agreement, (ii) any mortgage, pledge, assignment, deed of trust, security agreement or other instrument pursuant to which any Lien on any property of any Parent Guarantor, the Company or any of the Guarantors is granted as security for the obligations of the Company and the Guarantors in respect of the Notes, (iii) the Intercreditor Agreement, and (iv) any supplements or other instruments or documents entered into in connection with any of the foregoing, in each case as each of the foregoing may from time to time be amended.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means Capital Stock that is not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

        "Company" means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

        "Consolidated Cash Flow" means, for any period, the sum (without duplication) of

          (1)   Consolidated Net Income for such period, plus

          (2)   Fixed Charges for such period, to the extent deducted in calculating Consolidated Net Income for such period, plus

          (3)   to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

            (A)  income taxes and income tax adjustments (whether positive or negative) for such period, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

            (B)  depreciation, amortization and all other non-cash items reducing Consolidated Net Income for such period (including impairment loss on long-lived assets, but not including non-cash charges in a period which reflect cash expenses paid or to be paid in any subsequent period), less all non-cash items increasing Consolidated Net Income (other than accrual of revenue in the ordinary course of business); plus

          (4)   net after-tax losses attributable to Asset Sales, and net after-tax extraordinary or non-recurring losses, to the extent reducing Consolidated Net Income; plus

          (5)   unusual or nonrecurring non-cash charges or expenses; plus

          (6)   non-cash charges for the write-off of unamortized debt costs; plus

          (7)   non-cash charges Incurred in connection with the closure of facilities determined to be underperforming by the Board of Directors of the Company in its sole discretion; plus

          (8)   expenses in connection with the restructuring transactions described in this prospectus, or any equity offerings;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income (and consistent therewith, with respect to Restricted Subsidiaries containing a minority interest, the portion of such items that are allocable to such minority interest shall not be added).

        "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (and consistent therewith, with respect to the net income of Restricted Subsidiaries containing a minority interest, amounts allocable to such minority interest shall be netted against the net income of such Restricted Subsidiaries in accordance with GAAP), provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

          (1)   the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, provided that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to the Company or such Restricted Subsidiary by such Person in such period;

          (2)   the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or the making or repayment of loans during such period to the Company or its Restricted Subsidiaries by such Restricted Subsidiary of such net income, on the date of determination, is not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (including statutorily imposed limitations on any Restricted Subsidiary's ability to distribute in any period more than its statutory income for such period), applicable to that Restricted Subsidiary or its stockholders in such period; except to the extent that the excluded portion of such net income is actually distributed in cash by way of dividends, distributions, payments of royalties or management fees, repayments of loans or making of loans in such period to the Company or any Restricted Subsidiary that is not subject to restrictions of this type; provided that, (i) in the case of repayment or making of loans, the amount of such excluded portion to be included in net income shall be equal to the excess, if any, of cash distributed by repayment or making of loans over the amount of loans made to such Restricted Subsidiary or repaid to such Restricted Subsidiary by the Company or any Restricted Subsidiary that is not subject to restrictions of this type and (ii) none of the excluded portion of such net income for any period shall be deemed to have been distributed until the included portion of such net income shall first have been distributed;

          (3)   any net after-tax extraordinary gains or losses; and

          (4)   the cumulative effect of any change in accounting principles.

        "Consolidated Net Worth" means on any date of determination, the consolidated shareholders' equity, or total members' equity (deficit), as the case may be, (excluding Disqualified Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP on a consolidated basis.

        "Consolidated Tangible Assets" means, on any date, the total assets of the Company and its Subsidiaries on a consolidated basis as reflected under GAAP, less the following items:

          (1)   assets of Unrestricted Subsidiaries;

          (2)   Investments in Joint Ventures; and

          (3)   amounts representing goodwill, trademarks, patents, provisions for unamortized debt discount and other intangible assets.

        "Construction Projects" means any facility engineered or constructed by the Company or any Subsidiary or Joint Venture of the Company with the intent (as determined by the Company or any Restricted Subsidiary) to sell such facility upon or within two years of commencement of operations of such facility, and in any event including without limitation, SET S.r.l., Societa Enipower Ferrara S.r.l., and MF Power S.r.l.

        "Contract Performance Arrangements" means, (A) with respect to any engineering, procurement, construction, manufacturing, equipment, or supply contract or bid for such contract entered into or made by any Person, letters of credit, bank guarantees, bankers' acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person's performance obligations thereunder, and (B) with respect to any contract for the acquisition or disposition of any business or assets entered into by any Person, letters of credit, bank guarantees, bankers' acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person's indemnification, purchase price adjustment or advance payment or similar obligations thereunder, including in each case any reimbursement or similar obligations with respect thereto and the provision of cash collateral with respect thereto, and provided, in each case, that such arrangements are entered into in the ordinary course of business and do not support Debt.

        "Controlled Joint Venture" means any joint venture, partnership or similar arrangement (i) in which the Company or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person and (ii) as to which the Company, directly or indirectly through one or more Restricted Subsidiaries, exercises day-to-day management control, including Non-Wholly Owned Subsidiaries.

        "Convertible Notes" means the 6.50% Convertible Subordinated Notes due 2007 issued by Parent and guaranteed by the Company.

        "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at Wells Fargo Bank, National Association, Corporate Trust, Sixth and Marquette, MAC N9303-120, Minneapolis, MN 55479.

        "Credit Agreement" means the Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, among the Company, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc., Foster Wheeler Energy Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent and Bank of America Securities LLC, as Lead Arranger and Book Manager, as amended by Amendment No. 1 thereto dated November 8, 2002, Amendment No. 2 thereto dated March 24, 2003, Amendment No. 3 thereto dated July 14, 2003, Amendment No. 4 thereto dated October 30, 2003, and Amendment No. 5 thereto dated May 14, and as further amended from time to time.

        "Credit Facility or Credit Facilities" means, one or more debt facilities or financings (including, without limitation, the Credit Agreement) or commercial paper facilities or financings (including, without limitation, any senior secured notes), in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in each case to the extent such Debt is permitted to be Incurred under such facility in accordance with Section 4.05(b)(1).

        "Debt" means, with respect to any Person, without duplication,

          (1)   all indebtedness of such Person for borrowed money;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Trade Obligations and all Performance Obligations;

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables, advances on contracts and deferred compensation and similar liabilities arising in the ordinary course of business;

          (5)   all rent obligations of such Person as lessee under Capital Leases;

          (6)   all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

          (7)   all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

          (8)   all obligations of such Person under Hedging Agreements.

        Notwithstanding the foregoing, "Debt" shall not include prepayments or advances by customers or other arrangements that result in cash being held on the balance sheet as "restricted cash" entered into or made in the ordinary course of business for services or products to be provided or delivered in the future.

        The amount of Debt of any Person will be deemed to be:

            (A)  with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

            (B)  with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

            (C)  with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

            (D)  with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement were terminated at that time due to default by such Person;

            (E)  otherwise, the outstanding principal amount thereof, interest on Debt that is more than 90 days past due and interest that is more than 90 days past due (provided that no accrual of interest pursuant to this clause (E) shall constitute an Incurrence); and

            (F)  with respect to any Debt incurred pursuant to Section 4.05(b)(8), in the event that (x) another holder of Equity Interests in the Joint Venture referred to in such paragraph has agreed to reimburse or indemnify the Company or such Restricted Subsidiary for any amounts paid pursuant to the Guarantee referred to in said paragraph and (y) such holder has an Investment Grade Rating, then the amount of Debt deemed to be incurred pursuant to such paragraph shall be limited to portion thereof that is not entitled to the benefits of such reimbursement or indemnification; provided that in the event the indemnification or reimbursement obligation shall terminate or otherwise be invalidated, such termination shall be deemed an Incurrence of that portion of Debt previously entitled to such indemnification or reimbursement obligation.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means the depositary of each Global Note, which will initially be DTC.

        "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are:

          (1)   required to be redeemed or redeemable at the option of the holder on or prior to the date 90 days after to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

          (2)   convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt prior to the date 90 days after the Stated Maturity of the Notes (including, upon the occurrence of any contingency);

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes if those provisions

            (A)  are no more favorable to the holders thereof than those described in Sections 4.10, 4.11 and 4.12 and

            (B)  specifically provide that repurchase or redemption pursuant thereto will not be required prior to the Company's repurchase of the Notes as required by this Indenture.

        "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company formed under the laws of the United States of America or any jurisdiction thereof.

        "Domestic Subsidiary" means any Subsidiary of the Company formed under the laws of the United States of America or any jurisdiction thereof.

        "DTC" means The Depository Trust Company, a New York corporation, and its successors.

        "DTC Legend" means the legend set forth in Exhibit E.

        "Encumbered Performance Obligation" means any Performance Obligation (i) that is secured by any assets of the Company or any Restricted Subsidiary (including Capital Stock of single-purpose project Subsidiaries) other than the assets of the project Subsidiary to which it relates (ii) that is secured by cash collateral including cash of a project Subsidiary (but only to the extent of the cash actually collateralizing such Performance Obligation), (iii) the terms of which limit the ability of the account party of the Performance Obligation or any guarantor of the account party's obligations under the Performance Obligation other than the project Subsidiary to which such Performance Obligation relates to pay dividends up to the full amount of its statutory income in any fiscal year or make any other similar distributions, (iv) the terms of which limit the ability of the party described in clause (iii) to make loans or advances to the Company or any Restricted Subsidiary, or (v) the terms of which impose a minimum cash-on-hand requirement (but only to the extent of the cash actually required to be kept on-hand) other than with respect to a project Subsidiary to which such Performance Obligation relates; provided that in each case issued but undrawn letters of credit issued under the Credit Agreement or any Credit Facility shall not constitute "Encumbered Performance Obligations."

        "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into or exchangeable for equity.

        "Event of Default" has the meaning assigned to such term in Section 6.01.

        "Event of Loss" means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

        "Excepted Non-Guarantor Subsidiary" means Foster Wheeler Caribe Corporation, C.A., Foster Wheeler Continental B.V, Foster Wheeler Europe B.V, Foster Wheeler (Malaysia) Sdn. Bhd., Foster Wheeler Petroleum Services S.A.E., Foster Wheeler Power Company Ltd./La Societe D'Energie Foster Wheeler Ltee, F.W. Gestao E Servicos, S.A., FW Management Operations, Ltd., FW Overseas Operations Limited, Manops Limited, P.E. Consultants, Inc., Perryville Service Company Ltd., Singleton Process Systems GmbH, until such Subsidiary executes a Note Guarantee.

        "Excess Proceeds" has the meaning assigned to such term in Section 4.11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the Series A Notes issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Series B Notes in compliance with the terms of the Registration Rights Agreement or the Additional Registration Rights Agreement (other than Private Exchange Notes) containing terms substantially identical to the Series B Notes (except that (i) such Series A Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend and (ii) the provisions relating to Additional Interest will be eliminated).

        "Exchange Offer" means an offer by the Company to the Holders of the Series B Notes to exchange outstanding Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

        "Existing Letter of Credit Facility" means the letter of credit facility available under the Credit Agreement.

        "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith, which determination shall be conclusive for all purposes of this Indenture; provided that, with respect to any determination referred to in Section 4.12 the opinion referred to therein shall be provided if required.

        "Fitch" means Fitch IBCA Inc. or any successor thereto.

        "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of

            (x)   the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "reference period") to

            (y)   the aggregate Fixed Charges during such reference period.

        In making the foregoing calculation,

          (1)   pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

          (2)   pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period and fixed charges attributable to interest on Debt under any revolving credit facility computed on a pro forma basis will be based on the average daily balance of such Debt for the entire reference period;

          (3)   Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

          (4)   pro forma effect will be given to

            (A)  the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

            (B)  the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

            (C)  the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

        "Fixed Charges" means, for any period, the sum of

          (1)   Interest Expense for such period;

          (2)   all fees and commissions paid in respect of Trade Obligations and Performance Obligations; and

          (3)   all cash dividends paid on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company's Qualified Stock or paid to the Company or to a Restricted Subsidiary (divided by, to the extent such dividends are not deductible for income tax purposes, an amount equal to one minus the effective tax rate of the Company and its Subsidiaries; provided that if the effective tax rate for such period is negative, the adjustment described in this parenthetical shall not apply).

        "Foothill Facility" means the Loan and Security Agreement by and among Foster Wheeler Funding II LLC as Borrower, the Lenders that are Signatories thereto and Wells Fargo Foothill Inc. as the Arranger and Administrative Agent, dated July 31, 2003.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "Form S-4" means the Registration Statement on Form S-4 (Registration No. 333-107054) of the Company and Parent and certain of their subsidiaries, including the documents incorporated by reference therein, as declared effective with the Commission on August 16, 2004.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Global Note" means a Note in registered global form without interest coupons.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means (i) Parent and Foster Wheeler Holdings, Ltd.; (ii) the Subsidiaries listed on the signature pages to this Indenture; and (iii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit C to this Indenture providing for the guarantee of the payment of the Notes, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

        "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices; provided that in each case such agreement or contract is intended in good faith by the Company or the respective Restricted Subsidiary party thereto to protect against interest, foreign exchange or commodity risks to which the Company or such Restricted Subsidiary, as applicable, anticipates being subject.

        "Holder" or "Noteholder" means the registered holder of any Note.

        "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.05, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.11. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt. The reclassification of an existing operating lease as a Capital Lease in a Person's financial statements as a result of a change in accounting principles shall not constitute and "Incurrence" of such Capital Lease on such reclassification date.

        "Indenture" means this Indenture, as amended or supplemented from time to time pursuant to the provisions hereof.

        "Initial Series A Notes" means the Series A Notes issued on the Issue Date and on the date of closing of a subsequent offering period, if any, as described in the Form S-4, and any Notes issued in replacement thereof.

        "Initial Series B Notes" means the Series B Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

        "Institutional Accredited Investor Certificate" means a certificate substantially in the form of Exhibit H hereto.

        "interest", in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

        "Intercompany Cash Management Agreement" means the Intercompany Cash Management Agreement among Foster Wheeler Inc. and certain Subsidiaries of the Company dated as of January 1, 2004, as in effect on the Issue Date.

        "Intercompany Note" means a promissory note evidencing debt owed by an Obligor or Restricted Subsidiary to an Affiliate of such Obligor or Restricted Subsidiary.

        "Intercreditor Agreement" means the Intercreditor Agreement dated the Issue Date between Bank of America, N.A., in its capacities as Administrative Agent and Collateral Agent under the Credit Agreement, and the Trustee.

        "Interest Expense" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, excluding fees related to the issuance and registration of the Notes, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the Notes and the Credit Facilities on or prior to the Issue Date, (iii) capitalized interest, including the interest component of any Capital Leases, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of Contract Performance Arrangements), (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any interest expense on Debt of another Person that is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or its Restricted Subsidiaries, if and to the extent such interest is actually paid by the Company or any Restricted Subsidiary, and (viii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries, but only to the extent such expenses are actually paid by the Company or a Restricted Subsidiary during such period.

        "Interest Payment Date" means each March 15 and September 15 of each year, commencing March 15, 2005.

        "Investment" means

          (1)   any direct or indirect advance, loan or other extension of credit to another Person,

          (2)   any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

          (3)   any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services together with all other items, if any, that are, or would be, classified as Investments on a balance sheet prepared in accordance with GAAP, or

          (4)   any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangements would be classified and accounted for as a liability on the balance sheet of the guarantor.

        If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, the Company or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment in such Person at such time in an amount equal to the Fair Market Value of the remaining Equity Interests in such Person held by the Company or such Restricted Subsidiary.

        "Investment Grade Rating" means, with respect to any holder of Equity Interests in any Joint Venture, that either (i) such holder has a rating from Standard and Poor's, Moody's or Fitch of BBB-, Baa3 or BBB-, respectively or better or (ii) if such holder is not rated by any of such rating agencies, the Board of Directors of Parent has determined in good faith that such holder would have a rating equivalent to such minimum ratings were it to seek a rating from such agencies.

        "Issue Date" means September 24, 2004.

        "Joint Venture" means any Person that is not a Subsidiary of the Company (i) in which the Company or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person, and (ii) as to which the Company or such Restricted Subsidiary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person, the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (b) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation).

        "Lien" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease) whether or not filed, recorded or otherwise perfected under applicable law.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale or Event of Loss, the proceeds of such Asset Sale or Event of Loss in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

          (1)   brokerage commissions and other fees and expenses related to such Asset Sale or Event of Loss, including fees and expenses of counsel, accountants and investment bankers;

          (2)   relocation expenses resulting from such Asset Sale or Event of Loss;

          (3)   provisions for taxes payable as a result of such Asset Sale or Event of Loss;

          (4)   payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or Event of Loss or to repay Debt outstanding at the time of such Asset Sale or Event of Loss that is secured by a Lien on the property or assets sold; and

          (5)   appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Event of Loss in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

        "New Indenture Documents" shall have the meaning set forth in the Intercreditor Agreement.

        "Non-Recourse Debt" means Debt as to which (1) neither the Company nor any Restricted Subsidiary provides any Guarantee, (2) no default with respect to which (including the rights that holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity and (3) the holders of such Debt have no recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; provided that a pledge by a Restricted Subsidiary of the stock held by it of any Unrestricted Subsidiary to secure such Unrestricted Subsidiary's Debt shall be permitted under this clause (3) and shall not prevent such Debt from being Non-Recourse Debt hereunder.

        "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

        "Non-Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary that is not Wholly-Owned.

        "Notes" has the meaning assigned to such term in the Recitals.

        "Notes Collateral Agent" means the Trustee or any replacement of the Trustee appointed in accordance with this Indenture and Collateral Documents in its capacity as collateral agent or mortgagee (as applicable) under the Collateral Documents.

        "Note Guarantee" means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

        "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

        "Obligor" means the Company, each Parent Guarantor and any Restricted Subsidiary that is a Guarantor.

        "Offer to Purchase" has the meaning assigned to such term in Section 3.04.

        "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of any Person.

        "Officers' Certificate" means a certificate signed in the name of any Person (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president of such Person and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of such Person.

        "Offshore Global Note" means a Global Note representing Series B Notes issued and sold pursuant to Regulation S.

        "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

        "Parent" means Foster Wheeler Ltd., a company organized under the laws of Bermuda.

        "Parent Guarantors" means Parent and Foster Wheeler Holdings Ltd., for so long as Foster Wheeler Holdings Ltd. is a subsidiary of Parent and owns 100% of the Company.

        "Paying Agent" refers to a Person, appointed by the Company pursuant to Section 2.03(a), engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

        "Performance Obligations" means, as to any Person, all obligations in respect of letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds and other similar instruments issued for the account of such Person in the ordinary course of business of such Person that support obligations (other than Debt) in respect of engineering, procurement, construction, manufacturing, equipment or supply projects of the Company or its Restricted Subsidiaries and shall include Contract Performance Arrangements.

        "Permanent Offshore Global Note" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

        "Permitted Debt" has the meaning assigned to such term in Section 4.05(b).

        "Permitted Investments" means:

          (1)   Investments existing on March 26, 2004;

          (2)   any Investment in the Company (including any Investment in the Notes) or in a Restricted Subsidiary of the Company that is also a Guarantor;

          (3)   any Investment in Cash Equivalents;

          (4)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment,

            (A)  such Person becomes a Restricted Subsidiary of the Company that is also a Guarantor, or

            (B)  such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is also a Guarantor;

          (5)   Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with the provisions of Section 4.11;

          (6)   Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $10,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidity distribution or other cash realization); provided that no more than $2,000,000 of such Investments may be made in Excepted Non-Guarantor Subsidiaries;

          (7)   Hedging Agreements otherwise permitted under this Indenture;

          (8)   (i) receivables owing to the Company or any Restricted Subsidiary, and contracts in progress of the Company or any Restricted Subsidiary, in either case if created or acquired in the ordinary course of business, (ii) prepaid expenses and deposits created or made in the ordinary course of business, (iii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the provisions of Section 4.07, and (iv) endorsements for collection or deposit in the ordinary course of business;

          (9)   extensions of credit to customers and suppliers in the ordinary course of business;

          (10) Investments in Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause since March 26, 2004, not to exceed 8.5% of the Consolidated Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization to the extent such cash return has not been included in clause (a)(3)(D) of Section 4.06);

          (11) reasonable payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business:

          (12) Investments in evidences of indebtedness, securities or other property received from another Person by the Company or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of Debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of this Indenture or received in compromise or settlement of Debts created in the ordinary course of business;

          (13) so long as no Default has occurred and is continuing, the repurchase or redemption of all of the Equity Interests of Martinez Cogen Limited Partnership not owned by the Company on the Issue Date in accordance with the terms of the partnership agreement as in effect on the Issue Date; provided that the Fixed Charge Coverage Ratio immediately after giving effect to such repurchase or redemption exceeds the Fixed Charge Coverage Ratio immediately prior to such repurchase or redemption;

          (14) any Guarantee of the Debt of any Person, so long as such Guarantee is permitted by Section 4.05;

          (15) Investments in a Securitization Subsidiary, that are necessary or desirable to effect any Permitted Receivables Financing;

          (16) any Investment by a Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary that is not a Guarantor;

          (17) with respect to any construction, engineering of procurement project, deposits or other arrangements for restricted cash accounts made or created in connection with (i) advances or prepayments by customers under contracts entered into in or during the ordinary course of business or (ii) Contract Performance Arrangements, in each case with any bank or trust company described in clause (3) of the definition of "Cash Equivalents" or, with respect to deposits or arrangements made by Foreign Restricted Subsidiaries, determined by the Company in good faith to be of acceptable credit quality for such purpose, in each case made in the ordinary course of business; and

          (18) any Investment in Capital Stock of a Joint Venture organized under the laws of South Africa received as consideration for a sale of the type described in clause (12) of the definition of Asset Sale above.

        "Permitted Liens" means

          (1)   Liens existing on March 26, 2004;

          (2)   Liens in favor of the Company or any Restricted Subsidiary;

          (3)   Liens created by this Indenture and the Collateral Documents securing the Notes or any Note Guarantees;

          (4)   Liens on assets or properties, securing Obligations under or with respect to the Credit Facilities and Hedging Agreements entered into with respect to Debt under the Credit Facilities and Incurred pursuant to Section 4.05(b)(1) and (b)(6);

          (5)   pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

          (6)   Liens imposed by law, such as landlords', carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

          (7)   Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

          (8)   Liens securing Trade Obligations that encumber the documents and other property the purchase of which is supported by such Trade Obligations and the proceeds thereof;

          (9)   survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

          (10) Liens arising in the ordinary course of business securing advances, or progress or partial payments, by a customer of the Company or any Restricted Subsidiary encumbering assets purchased or built pursuant to any engineering, construction, procurement, manufacturing, equipment or supply contract with such customer;

          (11) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

          (12) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, excluding Hedging Agreements, in each case, arising in the ordinary course of business;

          (13) restrictions on the transfer of assets to be sold pursuant to merger agreements, stock or asset purchase agreements and similar agreements so long as such transfer is otherwise permitted under this Indenture and such restriction is imposed only during the period pending such disposition (so long as such restrictions do not continue for more than a customary period for transactions of such type);

          (14) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like that are not Subsidiaries;

          (15) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as (i) no Event of Default then exists under paragraph six of Section 6.01 and (ii) the Company or the respective Restricted Subsidiary is contesting such judgment in good faith and is maintaining adequate services in accordance with GAAP;

          (16) Liens upon the property or assets of any Restricted Subsidiary (other than a Guarantor) securing Performance Obligations otherwise permitted under Section 4.05(b)(14) and/or (b)(15);

          (17) Liens (including the interest of a lessor under a Capital Lease, but excluding any Liens arising pursuant to a Sale and Leaseback Transaction) on property that secures Debt Incurred for the purpose of financing all or any part of the purchase price or cost of engineering of, procurement for, or construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement to the extent such Debt is Incurred under Section 4.05(b)(7);

          (18) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

          (19) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

          (20) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

          (21) any pledge of the Capital Stock of an Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture to secure Debt of such Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture, to the extent such pledge constitutes an Investment permitted under Section 4.06;

          (22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (16), (17), (18) or (19) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt", the amount secured by such Lien is not increased;

          (23) Liens with respect to Joint Ventures or Non-Wholly Owned Subsidiaries or other similar arrangements to secure the obligations of one joint venture party to another, provided that such Liens do not secure Debt;

          (24) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

          (25) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of the Company or any Restricted Subsidiary, which defeasance is otherwise permitted under this Indenture;

          (26) Liens securing Debt of any Foreign Restricted Subsidiary or Martinez Cogen Limited Partnership otherwise permitted to be incurred under this Indenture; and

          (27) other Liens (including any Liens arising in connection with any Sale and Leaseback Transaction) not permitted by the foregoing securing obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

        For purposes hereof, any Liens Incurred by the Company or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Liens would not have been permitted to have been Incurred at such time, the Company shall be deemed to be in breach of Section 4.07).

        "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

        "Permitted Refinancing Debt" has the meaning set forth in Section 4.05(b)(5) of this Indenture.

        "Permitted Senior Liens" means Permitted Liens other than Liens of the type referred to in clauses (2), (3), (15), (16), (21) or (22) of the definition of "Permitted Liens" in this Section 1.01.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Guarantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

        "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

        "principal" of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

        "Private Exchange" has the meaning set forth in Section 2.02(e).

        "Private Exchange Note" has the meaning set forth in Section 2.02(e).

        "Purchaser" means the purchaser party to a purchase agreement with the Company relating to the sale of the Series B Notes by the Company.

        "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

        "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

        "Qualified Term Loans" means term loans incurred under a Credit Facility (i) the proceeds of which are applied to the redemption of all or a portion of the principal of the Notes and (ii) that have a Stated Maturity no earlier than the Notes, and the Average Life of which is at least equal to the remaining Average Life of the Notes.

        "refinance" has the meaning assigned to such term in Section 4.05(b)(5).

        "Register" has the meaning assigned to such term in Section 2.09(a).

        "Registrar" means a Person, appointed by the Company pursuant to Section 2.03(a), engaged to maintain the Register.

        "Registration Rights Agreement" means the Registration Rights Agreement dated on or about the Issue Date between the Company and the Purchasers with respect to the Series B Notes.

        "Regular Record Date" means, for the interest payable on any Interest Payment Date, the February 28 or August 31 (whether or not a Business Day) next preceding such Interest Payment Date.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Certificate" means a certificate substantially in the form of Exhibit F hereto.

        "Restricted Legend" means the legend set forth in Exhibit D.

        "Restricted Payment" has the meaning assigned to such term in Section 4.06(a).

        "Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Rule 144A Certificate" means a certificate substantially in the form of Exhibit G hereto.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

        "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a Capital Lease of property sold by such Person to the lessor in contemplation of such lease (other than a lease entered into solely for the purpose of permitting such Person to complete its commitments under any contractual arrangement with a customer of such Person in existence at the time of the sale to the lessor).

        "Secured Obligations" means all indebtedness, obligations and liabilities of the Company and the Guarantors to the Holders from time to time arising under or in connection with or related to (including under any guarantee of) or evidenced by the Notes, the Note Guarantees or this Indenture, and all extensions or renewals thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now, existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of the Notes, premium, interest (including Post-Petition Interest), fees, indemnities or expenses under or in connection with (including all guaranties of) the Notes, the Note Guarantees or this Indenture, and all extensions and renewals thereof, whether or not such indebtedness, obligations or liabilities were made in compliance with the terms and conditions of this Indenture or in excess of the obligation of the Holders to lend. Secured Obligations shall remain Secured Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Secured Obligations or any interest therein.

        "Secured Party" means the Trustee, each Holder, the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor hereunder or under any Collateral Document and the successors and assigns of each of the foregoing.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securitization Subsidiary" means a Subsidiary of the Company:

          (1)   that is designated a "Securitization Subsidiary" by the board of directors,

          (2)   that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

          (3)   no portion of the Debt or any other obligation, contingent or otherwise, of which

            (A)  is Guaranteed by the Company or any Restricted Subsidiary of Foster Wheeler, LLC,

            (B)  is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or

            (C)  subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

          (4)   with respect to which neither the Company nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Security Agreement" means the Security Agreement dated as of the Issue Date by the Company and the Guarantors to the Trustee.

        "Senior Debt" means, on any date, collectively (i) all Debt outstanding under Credit Facilities incurred pursuant to Section 4.05(b)(1) but excluding any issued but undrawn letters of credit issued under the Credit Agreement or any other Credit Facility, (ii) any outstanding Notes, the Company's 6.75% Senior Notes due 2005 or any other Debt Incurred after the issue date that ranks pari passu with the Notes, (iii) any Debt (other than Trade Obligations) that is entitled to the benefits of any Lien upon any property of the Company or any Restricted Subsidiary, (iv) any Debt, other than Debt that is expressly subordinated to the Notes, in respect of which any Restricted Subsidiary that is not a Guarantor is directly or indirectly obligated and (v) any Encumbered Performance Obligations.

        "Senior Debt to Consolidated Cash Flow Ratio" means, on any date, the ratio of (a) the sum of all Senior Debt on such date to (b) the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the ratio.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

        "Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable, (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment or (iii) with respect to any Debt payable "on demand", the date on which such demand is made or exercised in accordance with its terms.

        "Subordinated Debt" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

        "Subsidiary Guarantor" means a Guarantor that is a Subsidiary of the Company.

        "Temporary Offshore Global Note" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

        "Temporary Offshore Global Note Legend" means the legend set forth in Exhibit L.

        "Trade Obligations" means all letters of credit, bank guarantees, bankers' acceptances or other similar instruments issued in respect of trade payables or similar obligations but in any event excluding Performance Obligations.

        "Trustee" means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939.

        "U.K. Credit Facility" means the Financing Agreement dated as of January 26, 2004, by and among Foster Wheeler Limited, Foster Wheeler Energy Limited, Process Industries Agency Limited, Foster Wheeler South Africa (Pty) Limited, Foster Wheeler Properties (Pty) Limited, the guarantors signatory thereto, the lenders signatory thereto and Saberasu Japan Investments II B.V as Collateral Agent and as Administrative Agent, as amended from time to time.

        "U.S. Global Note" means a Global Note that bears the Restricted Legend representing Series B Notes issued and sold pursuant to Rule 144A, or Private Exchange Notes.

        "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

        "Unrestricted Subsidiary" means (1) any Securitization Subsidiary or (2) any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.14. As of the Issue Date the following Subsidiaries will be designated as Unrestricted Subsidiaries: 4900 Singleton L.P.; 8925 Rehco, Inc.; Adirondack

Resource Recovery Associates, L.P.; Barsotti's Inc.; BOC/FW Canoas Hidrogenio Ltda.; Chirliu, Inc.; Foster Wheeler Adibi Engineering; Foster Wheeler Adirondack, Inc.; Foster Wheeler America Latina, Ltda.; Foster Wheeler Andina S.A.; Foster Wheeler Architectural Services Corporation; Foster Wheeler Australia Proprietary Limited; Foster Wheeler Bridgewater, Inc.; Foster Wheeler Canadian Resources, Ltd.; Foster Wheeler Canoas Inc.; Foster Wheeler China, Inc.; Foster Wheeler Constructors de Mexico S. de R.I. de C.V.; Foster Wheeler Energy China, Inc.; Foster Wheeler Energy India, Inc.; Foster Wheeler Environmental Services, Inc.; Foster Wheeler Foundation; Foster Wheeler Funding II LLC; Foster Wheeler Global Pharmaceuticals, LLC; Foster Wheeler Hudson Falls, Inc.; Foster Wheeler Hydrobras, Inc.; Foster Wheeler Hydroven, Inc.; Foster Wheeler Hydrox, Inc.; Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.; Foster Wheeler K.K.; Foster Wheeler (London) Limited; Foster Wheeler Penn Resources, Inc.; Foster Wheeler (Philippines) Corporation; Foster Wheeler Rio Grande, L.P.; Foster Wheeler Saudi Arabia Company Limited; Foster Wheeler Somerset Limited Partnership; Foster Wheeler (Thailand) Limited; Foster Wheeler Trading Company A.G., S.A.; Foster Wheeler Trading Company, Ltd.; Foster Wheeler Vietnam Private LTD.; Foster Wheeler World Services Corporation; FW European E&C Ltd.; FWPI Ltd.; FWPS Specialty Products, Inc.; Hartman Consulting Corporation; HFM Field Services, Inc.; HFM Tray Canada, Ltd.; New Ashford, Inc.; Oy Bioflow A.B.; Perryville Corporate Park Condominium Association, Inc.; Somerset Corporate Center Associates; Thelco Co.; Tray, Inc.; Tray Special Products, Inc.; Tray (UK) Limited.

        "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to and Restricted Subsidiary, a Restricted Subsidiary all of the outstanding capital stock of which (other than any director's qualifying shares) is owned by the Company and/or one or more of its Wholly Owned Restricted Subsidiaries (or a combination thereof).

        Section 1.02.    Trust Indenture Act Provisions.    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

        Section 1.03.    Rules of Construction.    Unless the context otherwise requires or except as otherwise expressly provided,

          (1)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (2)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

          (3)   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

          (4)   words in the singular include the plural, and in the plural include the singular;

          (5)   references to a Person shall include such Person's permitted successors and assigns;

          (6)   references to agreements or instruments, or to statutes or regulations (or sections thereunder), are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations)(or sections thereunder); and

          (7)   in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
THE NOTES

        Section 2.01.    Form, Dating and Denominations; Legends(a).    (a) The Series A Notes and the related Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The Series B Notes and the related Trustee's certificate of authentication will be substantially in the form attached as Exhibit B. The terms and provisions contained in the forms of the Notes annexed as Exhibits A and B constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1.00 in principal amount and any multiple of $1.00 in excess thereof.

        (b)   (1) Except as otherwise provided in paragraph (c) of this Section 2.01, Sections 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Series B Note and each Private Exchange Note will bear the Restricted Legend.

          (2)   Each Global Note, whether or not an Initial Series B Note, will bear the DTC Legend.

          (3)   Initial Series B Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S or Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Series B Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

          (4)   Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

        (c)   (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that an Initial Series B Note or a Private Exchange Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

          (2)   after an Initial Series B Note or a Private Exchange Note is

            (x)   sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement, the Additional Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Initial Series B Note or Private Exchange Note, as the case may be, and issue to the Holder thereof (or to its transferee) a new Note of like series (in the case of Private Exchange Notes), tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

        (d)   By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and the Restricted Legend.

        Section 2.02.    Execution and Authentication; Exchange Notes(a).    (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

        (b)   A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

        (c)   At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee shall authenticate and deliver:

            (i)    Initial Series A Notes for original issue in the aggregate principal amount not to exceed $150,000,000,

            (ii)   Initial Series B Notes for original issue in the aggregate principal amount not to exceed $120,000,000, and

            (iii)  Exchange Notes and Private Exchange Notes from time to time for issue in exchange for a like aggregate principal amount of Initial Series B Notes,

in each case, after the following conditions have been met:

          (1)   Receipt by the Trustee of an Officers' Certificate specifying:

              (A)  the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

              (B)  whether the Notes are to be Initial Series A Notes, Initial Series B Notes, Exchange Notes or Private Exchange Notes,

              (C)  whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

              (D)  other information the Company may determine to include or the Trustee may reasonably request.

          (2)   In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement, or a shelf registration statement pursuant to the Additional Registration Rights Agreement, and consummation of the exchange offer or resale, as the case may be, thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Series B Notes exchanged for Exchange Notes will be cancelled by the Trustee.

        (d)   If Series B Notes are sold by a Holder pursuant to a resale shelf registration statement required by the Additional Registration Rights Agreement, then such sale will be effected by the cancellation of such Series B Notes, and the issuance of a like principal amount of Series A Notes to the purchaser thereof.

        (e)   Upon the request of a Holder of Series B Notes, the Company shall issue and deliver to such Holder, in exchange (a "Private Exchange") for such Series B Notes a like principal amount of Series A Notes that are identical in all material respects to the Series A Notes (the "Private Exchange Notes") and which are issued pursuant to this Indenture; provided that (i) such Private Exchange Securities shall bear the Restrictive Legend and (ii) the Company shall have received satisfactory opinions and certificates from such Holder with respect to the Private Exchange.

        Section 2.03.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust(a).    (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case an Agent is appointed pursuant to this Section 2.03(a), the Company and the Trustee will enter into an appropriate agreement with such Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by such Agent and the parties' related rights. The Company initially appoints the Trustee as Registrar and Paying Agent and the Trustee hereby accepts such appointments.

        (b)   The Company will require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

        Section 2.04.    Replacement Notes.    If any mutilated Note is surrendered to the Trustee, the Company shall execute and, upon the Company's written request, the Trustee shall authenticate and deliver a new definitive Note, of like series, tenor and aggregate principal amount and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof); provided, that the applicant for such new Note shall furnish to the Company and to the Trustee such reasonable bond or indemnity as may be required by them to save each of them harmless.

        If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such bond or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company's request, the Trustee shall authenticate and deliver a new definitive Note, of like tenor and aggregate principal amount and equal face amount of principal registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note, in lieu of and substitution for such Note.

        Upon the issuance of any new Note under this Section 2.04, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note issued pursuant to this Section 2.04 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company.

        The provisions of this Section 2.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        Section 2.05.    Outstanding Notes(a).    (a) Notes outstanding at any time shall be all Notes that have been authenticated by the Trustee except for:

          (1)   Notes cancelled by the Trustee or delivered to it for cancellation;

          (2)   any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

          (3)   on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

        (b)   A Note shall not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

        Section 2.06.    Temporary Notes.    Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee will authenticate and deliver temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

        Section 2.07.    Cancellation.    All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

        Section 2.08.    CUSIP and CINS Numbers.    The Company in issuing the Notes shall use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

        Section 2.09.    Registration, Transfer and Exchange(a).    (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "Register") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

        (b)   (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

          (2)   Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.

          (3)   Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

          (4)   If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a written request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary in writing, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in an Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

        (c)   Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

        (d)   A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that:

            (x)   no transfer or exchange will be effective until it is registered in such register; and

            (y)   the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

        From time to time the Company will execute and the Trustee will authenticate and deliver additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.

        No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4) of this Section 2.09).

        (e)   (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged, in accordance with Section 2.10, for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be a beneficial interest in such Global Note and become a beneficial interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (2)   Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged, in accordance with Section 2.10, for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

          (3)   Certificated Note to Global Note. If a Certificated Note is transferred or exchanged, in accordance with Section 2.10, for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

          (4)   Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged, in accordance with Section 2.10, for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

        Section 2.10.    Restrictions on Transfer and Exchange(a).    (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10, Section 2.02 and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

        (b)   Subject to paragraph (c), the transfer or exchange of any Series B Note (or a beneficial interest therein) of the type set forth in column A below for a Series B Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

          (1)   No certification is required.

          (2)   The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

          (3)   The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon such transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

          (4)   The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

          (5)   Notwithstanding anything to the contrary contained herein, if the requested transfer involves a beneficial interest in an Offshore Global Note during the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in an Offshore Global Note following expiration of the Restricted Period, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

        (c)   No certification is required in connection with any transfer or exchange of any Series B Note or Private Exchange Note (or a beneficial interest therein):

          (1)   after such Series B Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel in customary form and containing customary qualifications for resales of such type, and any other reasonable certifications and evidence in order to support such certificate; or

          (2)(x) sold pursuant to an effective registration statement, including a resale shelf registration statement, pursuant to the Registration Rights Agreement, the Additional Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer for an Exchange Note.

            Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

        (d)   The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon reasonable written notice to the Trustee delivered a reasonable time prior to such inspection.

        (e)   No certification is required in connection with any transfer or exchange of any Series A Note that is not a Private Exchange Note (or a beneficial interest therein).

        Section 2.11.    Temporary Offshore Global Notes(a).    (a) Each Initial Series B Note originally sold by the Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

        (b)   An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

        (c)   Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

        (d)   Notwithstanding paragraph (b), if after the Restricted Period any Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

        Section 3.01.    Optional Redemption.    At any time and from time to time on or after September 15, 2006, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2006	107.769%
2007	106.474%
2008	105.180%
2009	102.590%
2010	100.000%

        Section 3.02.    Optional Redemption; Make Whole.    At any time prior to September 15, 2006, the Company may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the greater of (i) 101% of the principal amount of the Notes to be redeemed and (ii) 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of the date of redemption, and in each case plus accrued and unpaid interest to, the date of redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

        Section 3.03.    Method and Effect of Redemption(a).    (a) If the Company elects to redeem Notes, it must notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 10 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on a national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by any other method the Trustee deems fair and appropriate, in denominations of $1.00 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Any notice of redemption must be sent by first-class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

        (b)   The notice of redemption will identify the Notes to be redeemed and will include or state the following:

          (1)   the redemption date;

          (2)   the redemption price, including the portion thereof representing any accrued interest;

          (3)   the place or places where Notes are to be surrendered for redemption and payment of the redemption price;

          (4)   that Notes called for redemption must be so surrendered in order to collect the redemption price;

          (5)   on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

          (6)   if any Note is to be redeemed in part, the principal amount of such Note to be redeemed and that after the redemption date, upon surrender of such Note, new Notes of like series equal in principal amount to the unredeemed portion thereof will be issued;

          (7)   if any Note contains a CUSIP or CINS number, the CUSIP or CINS number;

          (8)   interest on any Note not redeemed will continue to accrue; and

          (9)   the paragraph of the Notes and Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

        (c)   Once a notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of any Notes called for redemption, the Company shall redeem such Notes at the applicable redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note of like series equal in principal amount to the unredeemed portion of the surrendered Note.

        (d)   The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisitions do not otherwise violate the terms of this Indenture.

        Section 3.04.    Offer to Purchase(a).    (a) An "Offer to Purchase" means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the "offer") sent to the Holders. The Company will notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        (b)   The offer must include or state the following as to the terms of the Offer to Purchase:

          (1)   the provision of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)   the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100% of the Notes, the manner by which such amount has been determined pursuant to this Indenture) (the "purchase amount");

          (3)   the purchase price, including the portion thereof representing accrued interest;

          (4)   an expiration date (the "expiration date") not less than 30 Business Days or more than 60 days after the date of the offer, and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date;

          (5)   a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1.00 principal amount;

          (6)   the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7)   each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

          (8)   interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

          (9)   on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

          (10) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are duly tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments made in the Company's discretion so that only Notes in multiples of $1.00 principal amount will be purchased;

          (11) if any Note is purchased in part, new Notes of like series and equal in principal amount to the unpurchased portion of the Note will be issued; and

          (12) no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

        (c)   Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes of like series and equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

        (d)   The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4
COVENANTS

        Section 4.01.    Payment Of Notes(a).    (a) The Company agrees to pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee in writing of its compliance with this paragraph.

        (b)   An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

        (c)   The Company agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.

        (d)   Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address by first-class mail.

        Section 4.02.    Maintenance of Office or Agency.    The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 4.03.    Existence.    The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (including any Guarantor, subject to any applicable provisions of Article 5), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section 4.03 does not prohibit any transaction otherwise permitted by Sections 4.12, 5.01 or 5.02.

        Section 4.04.    Payment of Taxes and other Claims.    The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (to the extent required in accordance with GAAP) have been established.

        Section 4.05.    Limitation on Debt and Disqualified or Preferred Stock(a).    (a) The Company:

          (1)   will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); and

          (2)   will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not Guarantors to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company and/or a Restricted Subsidiary that is a Guarantor, so long as it is held);

provided that the Company may Incur, and may permit any Guarantor to Incur, Debt (including Acquired Debt) or Disqualified Stock, if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (x) the Fixed Charge Coverage Ratio is not less than 2.25 to 1.0 and (y) the Senior Debt to Consolidated Cash Flow Ratio does not exceed 3.50 to 1.0.

        (b)   Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur any of the following ("Permitted Debt"):

          (1)   Debt (including Debt under the Credit Agreement and in respect of Trade Obligations or Performance Obligations) of the Company or any Guarantor pursuant to Credit Facilities (and of Restricted Subsidiaries pursuant to Guarantees of such Credit Facilities) so long as the aggregate amount of such Credit Facilities, including the Existing Letter of Credit Facility, does not exceed $250,000,000 (subject to reduction as provided in clause (z) below) at any one time outstanding, provided that:

            (v)   the amount permitted by this paragraph (1) shall be $325,000,000 (subject to reduction as provided in clause (z) below) if the Senior Debt to Consolidated Cash Flow Ratio on the date of Incurrence of such Debt and on each day during the 90-day period most recently ended prior to the date of such incurrence (giving pro forma effect to such Incurrence as if such Incurrence had occurred on the first day of such period) is less than or equal to 3.50 to 1.0,

            (w)  the amount of revolving loans, exclusive of reimbursement obligations in respect of letters of credit issued under such Credit Facilities, permitted by this paragraph (1) shall not exceed $75,000,000 at any one time outstanding,

            (x)   such Credit Facilities may in addition at any time after September 15, 2008 be increased by $120,000,000 to $370,000,000 (or, if the conditions referred to in the foregoing clause (v) have been satisfied, to $445,000,000), in each case subject to reduction as provided in clause (z) below, to permit the Incurrence of Qualified Term Loans,

            (y)   no Restricted Subsidiary may be obligated (whether as borrower or a guarantor thereof) in respect of any Debt under any Credit Facility (including any increase thereof pursuant to the foregoing clauses (v) or (x)), unless such Restricted Subsidiary is a Guarantor under this Indenture, except that Excepted Non-Guarantor Subsidiaries may remain obligated in respect of a Guarantee of the Existing Letter of Credit Facility (but not any increase thereof) to the extent such Guarantee is in effect on the Issue Date and

            (z)   the permitted amounts of Debt described above (i.e. $250,000,000, $325,000,000, $370,000,000 and $445,000,000) shall be automatically reduced by the amount of the Net Cash Proceeds of Asset Sales applied to the permanent reduction of any Credit Facility pursuant to Section 4.11(a)(3)(A);

          (2)   (i) Debt of an Obligor, owing to an Obligor; provided that (x) any such Debt is Incurred (A) pursuant to an Intercompany Note that is subordinated in right of payment to the payment in full in cash of such Obligor's obligations under the Notes or its Note Guarantee thereof in the form attached as Exhibit J to this Indenture and pledged in accordance with the Collateral

  Documents in favor of the Trustee or the Notes Collateral Agent or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor's obligation under the Notes or its Note Guarantee, and (y) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to an Obligor) shall be deemed to be an Incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(i);

          (ii)   Debt of any Obligor owing to any Restricted Subsidiary that is not a Guarantor; provided that such Debt is Incurred (A) pursuant to an Intercompany Note in the form attached as Exhibit J to this Indenture or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor's obligation under the Notes or its Note Guarantee; provided, further that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(ii);

          (iii)  Debt of a Restricted Subsidiary that is not a Guarantor owing to another Restricted Subsidiary that is not a Guarantor; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (b)(2)(iii); and

          (iv)  Debt of any Restricted Subsidiary that is not a Guarantor owing to an Obligor; provided that such Debt is Incurred (A) pursuant to an Intercompany Note in the form attached as Exhibit K to this Indenture or (B) pursuant to the Intercompany Cash Management Agreement; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by the Restricted Subsidiary not permitted by this clause (b)(2)(iv).

        Notwithstanding the foregoing, any transaction pursuant to which any Restricted Subsidiary, which holds debt owing by the Company or any Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Debt of such Restricted Subsidiary that is not permitted by this clause (b)(2).

          (3)   Debt of the Company pursuant to the Notes and Debt of any Guarantor pursuant to a Note Guarantee of the Notes, in any case not to exceed $270,000,000 in aggregate principal amount;

          (4)   any other Debt of the Company or any Restricted Subsidiary outstanding on March 26, 2004 (other than (x) Debt outstanding under the Credit Agreement, as to which the provisions of clause (b)(1) above shall be applicable or (y) Debt outstanding under the U.K. Credit Facility, as to which the provisions of clause (b)(10) below shall be applicable); provided, that the amount of such Debt (excluding intercompany Debt and Trade Obligations) shall not exceed $1,527,780,000 in the aggregate and the amount of such Debt outstanding at Restricted Subsidiaries that are not Guarantors shall not exceed $624,596,000 in the aggregate, in each case excluding amounts exchanged for Capital Stock in the Exchange Offer contemplated by the Form S-4;

          (5)   Debt ("Permitted Refinancing Debt") of the Company or any Restricted Subsidiary constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus any associated premiums and reasonable fees and expenses; provided that

            (A)  in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

            (B)  the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

            (C)  the new Debt is incurred by the obligor on the Debt being refinanced; provided, however, if the Debt being refinanced is Debt of a Restricted Subsidiary that is not a Guarantor, such Debt may be refinanced by the Company or a Restricted Subsidiary that is a Guarantor, and

            (D)  Debt Incurred pursuant to clauses (1), (2), (6), (8), (9), (10), (11), (13), (14) and (15) of this Section 4.05(b) may not be refinanced pursuant to this clause (5), and no amount of Debt outstanding on March 26, 2004 that is exchanged for Capital Stock in the proposed exchange offer contemplated by the Form S-4 may be refinanced pursuant to this clause (5).

          (6)   Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;

          (7)   Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred after March 26, 2004 no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the aggregate principal amount of any Debt Incurred pursuant to this clause (b)(7), including all Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause (b)(7), may not exceed $60,000,000 at any one time outstanding;

          (8)   Debt of the Company and/or any Restricted Subsidiary consisting of a Guarantee of Debt of a Joint Venture not to exceed $75,000,000 in aggregate principal amount at any one time outstanding (the amount of Debt arising from any such Guarantee to be determined as provided in clause (F) of the definition of "Debt");

          (9)   Debt of any Obligor, consisting of a Guarantee of Debt of any other Obligor, and Debt of any Restricted Subsidiary that is not a Guarantor, consisting of a Guarantee of Debt of the Company or any Restricted Subsidiary, in each case Incurred under any other clause of this Section 4.05;

          (10) Debt (including Debt in respect of the U.K. Credit Facility) of any Foreign Restricted Subsidiary that is not a Guarantor Incurred after March 26, 2004 in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

          (11) Debt in an aggregate amount up to $35,000,000 Incurred by Martinez Cogen Limited Partnership ("Martinez") to finance the repurchase or redemption of all of the Equity Interests in such entity held by Persons other than the Company or any Subsidiary; provided that the Fixed Charge Coverage Ratio immediately after giving effect to Incurrence of such Debt and the acquisition of the Equity Interests of Martinez exceeds the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Debt; provided further that following any Incurrence of Debt made in reliance of this clause (11), no Restricted Subsidiary other than a Guarantor shall be permitted to make loans to Martinez, unless and until Martinez becomes a Guarantor of the Notes, regardless of paragraph (b)(2) of this Section 4.05;

          (12) Guarantees by the Company or any Restricted Subsidiary of Debt of a customer or a third-party guarantor of such customer's Debt to a governmental export credit agency, to the extent that such Guarantee obligation is conditioned on a failure to perform by the Company, any Restricted Subsidiary or a Controlled Joint Venture under an engineering procurement or construction contract entered into with such customer or third-party guarantor; provided that any payments made pursuant to such Guarantee shall be deemed to be the Incurrence of Debt by the Company or such Restricted Subsidiary that is not permitted pursuant to this clause (b)(12);

          (13) Trade Obligations of the Company or any of its Restricted Subsidiaries, until such time as any amounts are drawn thereunder (with such draw constituting an Incurrence of Debt not permitted by this clause (13) on the date of such draw with the amount of the Incurrence being equal to the amount of such draw); provided that Trade Obligations issued under the Credit Agreement or any Credit Facility must be permitted under clause (b)(1) of this Section 4.05;

          (14) Performance Obligations of any Obligor constituting letters of credit issued under the Credit Agreement or any replacement Credit Facility in compliance with the requirements of clause (b)(1) of this Section 4.05;

          (15) Performance Obligations of the Company or any Restricted Subsidiary; provided that the aggregate amount of Encumbered Performance Obligations of the Company or such Restricted Subsidiaries shall not exceed $275,000,000 at any one time outstanding; and

          (16) Debt of the Company or any Restricted Subsidiary Incurred after March 26, 2004 not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $30,000,000 (which may include any Debt incurred for any purpose, including but not limited to the purposes referred to in clauses (1) through (15) of this Section 4.05(b)); provided, however, not more than $10,000,000 in aggregate principal amount at any one time outstanding pursuant to this clause (b)(16) may be incurred by Restricted Subsidiaries that are not also Guarantors.

        For purposes of determining compliance with this Section 4.05:

          (1)   in the event that an item of proposed Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of this Section 4.05(b), or is entitled to be Incurred pursuant to Section 4.05(a), the Company will be permitted to classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this Section 4.05(b); and

          (2)   the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not be deemed to be an incurrence of Debt for purposes of this Section 4.05(b).

        (c)   The Company shall terminate and cause its Restricted Subsidiaries to terminate the Foothill Facility on October 1, 2004, if it has not earlier been terminated. The Company shall not Incur any Debt thereunder prior to such termination.

        (d)   For purposes hereof, any Indebtedness Incurred by the Company or any of its Restricted Subsidiaries subsequent to March 26, 2004 and still outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Indebtedness would not have been permitted to be Incurred at such time under this Section 4.05, the Company shall be deemed to be in breach of this Section 4.05).

        Section 4.06.    Limitation on Restricted Payments.

        (a)   the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses of this Section 4.06(a) being collectively called "Restricted Payments"):

          (i)    declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company's Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

          (ii)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

          (iii)  repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to Subordinated Debt (other than among the Company and any of its Restricted Subsidiaries or any Restricted Subsidiary and any other Restricted Subsidiaries) except payments of interest and principal at Stated Maturity; or

          (iv)  make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment,

          (2)   the Company at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period could Incur at least $1.00 of Debt under Section 4.05(a), and

          (3)   the aggregate amount expended by the Company and its Restricted Subsidiaries for all Restricted Payments made after March 26, 2004 would not, subject to paragraph (c), exceed the sum of:

            (A)  50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the Company's most recently completed fiscal quarter for which internal financial statements are available; plus

            (B)  subject to paragraph (c), the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Issue Date:

              (i)    from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company (but excluding any Qualified Equity Interests to the extent issued in or in connection with the proposed exchange offer or offering described in the Form S-4; provided that amounts received by Parent as payment of the applicable exercise price of any warrants or options issued in connection with the proposed exchange offer shall be included), or

              (ii)   as a contribution to its common equity; plus

            (C)  an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

              (x)   the cash return, after March 26, 2004, on Investments in any Unrestricted Subsidiary made after March 26, 2004 pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to the Company or any Restricted Subsidiary), plus

              (y)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after March 26, 2004 by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to paragraph (a) of this Section 4.06; plus

            (D)  to the extent not already included in clause (3)(A) above, the cash return on any other Investment made after March 26, 2004 pursuant to paragraph (a) of this Section 4.06, as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to the Company or any Restricted Subsidiary), in an amount equal to the lesser of (x) the initial amount of such Investment so made and (y) the cash return of capital with respect to such Investment less the cost of disposition, if any.

        The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets.

        (b)   The foregoing will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a) of this Section 4.06;

          (2)   dividends or distributions by a Restricted Subsidiary (A) payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company or (B) required to be paid by Martinez Cogen Limited Partnership in accordance with the terms of its partnership agreement as in effect on the Issue Date;

          (3)   the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

          (4)   the purchase, redemption or other acquisition or retirement for value of Equity Interests of a Controlled Joint Venture (but only if it has continuing operations and is not winding down) or a Joint Venture (or the acquisition of all the outstanding Equity Interests of any person that conducts no material operations and has no material assets or liabilities other than the ownership of Equity Interests in a Joint Venture) in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

          (5)   the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

          (6)   any Investment consisting of Guarantees permitted to be incurred pursuant to Section 4.05(b)(8);

          (7)   the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or Parent held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year after March 26, 2004 does not exceed an aggregate amount of $2,500,000;

          (8)   Payments to, or for the account of, any Parent Guarantor (to the extent such payment constitutes a Restricted Payment) of (i) amounts to be used solely to pay Federal, state and local (including any foreign) taxes during any period, in an amount not to exceed the amount of taxes the Company and its Restricted Subsidiaries would pay on a stand alone basis with respect to such period (had it been treated during such period and all prior periods, together with its Restricted Subsidiaries, as a separate taxpayer); provided that such amounts shall be used within 90 days of the payment to Parent Guarantor to pay such taxes, (ii) amounts to be used within 90 days of the payment solely to pay reasonable corporate overhead and management expenses in the ordinary course of business, relating to the management of the Company and its Restricted Subsidiaries, pursuant to a management agreement or otherwise, (iii) up to $2,000,000 per fiscal year to be used to pay corporate overhead and management expenses not in the ordinary course of business relating to the management of the Company and its Restricted Subsidiaries pursuant to a management agreement or otherwise, and (iv) the amount necessary to pay principal and any interest, when due, on the Convertible Notes that remain outstanding after the Issue Date;

          (9)   the payment of cash dividends on any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary existing on March 26, 2004 or Incurred after March 26, 2004 in compliance with paragraph (a) of Section 4.05;

          (10) the repurchase of any Subordinated Debt for a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than that contained in Section 4.10 or (y) any Asset Sale pursuant to a provision no more favorable to the holders thereof than that contained in Section 4.11; provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and has repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase;

          (11) other Restricted Payments in an aggregate principal amount not to exceed $25,000,000 after March 31, 2004;

          (12) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company or a cash contribution to the common equity of the Company; and

          (13) any Investment in an Unrestricted Subsidiary in an aggregate amount not to exceed $8,000,000;

          (14) any purchase by the Company or a Restricted Subsidiary from Parent of Common Stock of Parent; provided that the full consideration paid or delivered for such Common Stock is immediately reinvested in the Company; provided further that such amount may be further reinvested by the Company and thereafter may be reinvested by each Subsidiary of the Company until it has been reinvested in the Restricted Subsidiary that originally purchased such shares;

          (15) the proposed exchange offer and the transactions described in the Form S-4; and

          (16) the repurchase, or payments to, or for the account of, any Parent Guarantor for the repurchase, from time to time, of debt securities or trust securities of Foster Wheeler LLC, its subsidiaries or any Parent Guarantor having a purchase price in an amount not to exceed $50,000,000 in the aggregate.

provided that, in the case of clauses (4), (5), (6), (7), (8)(iii) and (iv), (9), (10), (11), (12), (13) and (16) of this Section 4.06(b), no Default has occurred and is continuing or would occur as a result thereof.

        (c)   Proceeds of the issuance of Qualified Equity Interests will be included under clause (3)(B) of Section 4.06(a) only to the extent they are not applied as described in clause (4), (5), (12), (14) or (15) of Section 4.06(b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6), (8)(i), 8(ii) or (9) of Section 4.06(b) will not be included in making the calculations under clause (3) of Section 4.06(a). 50% of all Restricted Payments made pursuant to clause (16) of Section 4.06(b) will not be included in making the calculations under clause (3) of this Section 4.06.

        (d)   For purposes hereof, any Investments made by the Company or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been made on the Issue Date (and, to the extent that such Investments would not have been permitted to be made at such time under this Section 4.06, the Company shall be deemed to be in breach of this Section 4.06).

        Section 4.07.    Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, other than Permitted Liens, provided that the foregoing shall not apply, with respect to any such property or assets (other than the Collateral), to the extent that the Company or such Restricted Subsidiary effectively provides that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

        Section 4.08.    Limitation on Sale and Leaseback Transactions.

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset, unless:

            (A)  the Company or the Restricted Subsidiary would be permitted to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.05;

            (B)  the Company or the Restricted Subsidiary would be permitted to create a Lien on such property or asset securing such Attributable Debt pursuant to Section 4.07; and

            (C)  the transfer of assets in the Sale and Leaseback Transaction is made in accordance with Section 4.11.

        Section 4.09.    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a)   Except as provided in Section 4.09(b), the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual restriction of any kind on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

          (2)   make loans or advances to the Company or any other Restricted Subsidiary, or

          (3)   transfer any of its property or assets to the Company or any other Restricted Subsidiary.

        (b)   The provisions of Section 4.09(a) do not apply to any encumbrances or restrictions:

          (1)   existing on the Issue Date in this Indenture, the Guarantees, the Collateral Documents or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing, taken as a whole, are not materially less favorable to the Noteholders (as determined in the reasonable judgment of the Company) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

          (2)   existing in the Credit Facilities;

          (3)   existing under or by reason of applicable law or governmental regulation;

          (4)   existing (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary (except to the extent such encumbrance was incurred in connection with or in contemplation of such acquisition), or (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, and, in each case, any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders (as determined in the reasonable judgment of the Company) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

          (5)   of the type described in clause (a)(3) of this Section 4.09 arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the chartering, subletting, assignment or transfer of any property or asset that is subject to a lease or license (but only to the extent that such restriction is imposed by the instruments pursuant to which such lease or license is created), (ii) that restrict the transfer of property or assets of the Company or any Restricted Subsidiary subject to a Lien permitted under this Indenture (but only to the extent that such restriction is imposed by the instruments pursuant to which such Lien, or the obligation secured thereby, is created) or (iii) that restrict the transfer of property or assets of the Company or any Restricted Subsidiary that is subject to a merger agreement, stock or asset purchase agreement or similar agreement, so long as any such transfer is otherwise permitted under this Indenture and such restriction is imposed only during the period pending such disposition (so long as such restriction does not continue for more than a customary period for transactions of such type);

          (6)   contained in the terms governing any Debt (other than Trade Obligations) otherwise permitted under this Indenture, if (as determined in the reasonable judgment of the Company) the encumbrances or restrictions are necessary or required to enable the Company or such Restricted Subsidiary to obtain or maintain a financing of that type; or

          (7)   set forth in this Indenture, the Guarantees or any Collateral Document.

        Section 4.10.    Repurchase of Notes upon a Change of Control(a).    (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase.

        (b)   The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase at the same time, at the same premium and otherwise in compliance with the requirements applicable to an Offer to Purchase made by the Company and purchases the Notes validly tendered and not withdrawn under such Offer to Purchase. The provisions of this Section 4.10 shall be applicable regardless of whether the provisions of Article V are also applicable.

        Section 4.11.    Limitation on Asset Sales

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

          (1)   The Asset Sale is for Fair Market Value.

          (2)   At least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), (x) the assumption by the purchaser of (i) Debt or other obligations (other than contingent liabilities and Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from any further liability, and (ii) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and (y) stock or assets of the kind referred to in clause (3)(B) of this Section 4.11, shall each be considered cash received at closing.)

          (3)   Within 12 months of the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

            (A)  to permanently repay (i) senior secured Debt of the Company or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), that is senior in respect of liens to the Notes, (ii) Debt of any Restricted Subsidiary that is not a Guarantor that makes an Asset Sale with the proceeds of such Asset Sale, in each case owing to a Person other than the Company or any Restricted Subsidiary and required to be prepaid from such Net Cash Proceeds, provided, that the Net Cash Proceeds from an Asset Sale by the Company or any Restricted Subsidiary that is a Guarantor shall be applied only to repay Debt of the Company or another Restricted Subsidiary that is a Guarantor and (iii) Debt of the Company or any Restricted Subsidiary ranking pari passu in respect of liens with the Notes so long as a ratable repayment offer shall be made to the holders of the Notes, or

            (B)  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary, to make capital expenditures or otherwise acquire assets to be used or useful in the business of the Company or any Restricted Subsidiary; provided that if the Company or any Restricted Subsidiary contracts to acquire assets to make capital expenditures with Net Cash Proceeds within the applicable 12-month period it shall be deemed to have so applied such Net Cash Proceeds in accordance with this subclause (B) if such Net Cash Proceeds are so applied within 24 months of the applicable Asset Sale.

          (4)   The Net Cash Proceeds of an Asset Sale under this Section 4.11(a) not applied pursuant to clause (3) of this Section 4.11(a) within the periods specified constitute "Excess Proceeds". Excess Proceeds of less than $15,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $15,000,000, the Company must, within 30 days thereafter, make an Offer to Purchase to all Holders of Notes and all holders of other Debt that ranks pari passu with, or senior to, the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redemption with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Debt that may be purchased out of the Excess Proceeds on a pro rata basis. Upon completion of the Offer to Purchase under this Section 4.11(a), Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

        (b)   The purchase price for the Notes for any offer under Section 4.11(a) will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis along with such other pari passu Debt with similar terms, with adjustments so that only Notes in multiples of $1.00 principal amount will be purchased.

        (c)   Pending the final application of any Net Cash Proceeds, the Company and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

        (d)   All Net Cash Proceeds from an Event of Loss shall be invested as set forth in Section 4.11(a)(3) and treated as Excess Proceeds under Section 4.11(a)(4) and applied as set forth therein, all within the periods and as otherwise provided in such clauses.

        The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

        Section 4.12.    Limitation on Transactions with Affiliates

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 10% or more of the Voting Stock of Parent or (y) any Affiliate of either the Company or any Restricted Subsidiary (a "Related Party Transaction"), except upon fair and reasonable terms that are no less favorable to the Company or the Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or any of its Subsidiaries.

        (b)   Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $10,000,000, the Company must deliver to the Trustee a resolution certifying that such Related Party Transaction complies with clause (a) of this Section 4.12 and that such Related Party Transaction has been approved by resolution of not less than a majority of the Board of Directors of Parent who are disinterested in the subject matter of the transaction. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,000, the Company must in addition to the requirements of the immediately preceding sentence obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

        (c)   The foregoing paragraphs (a) and (b) of this Section 4.12 do not apply to

          (1)   any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

          (2)   the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

          (3)   any Restricted Payments and any contracts relating thereto of a type described in one of paragraphs (i), (ii) or (iii) of Section 4.06(a) if permitted by said Section 4.06(a), and any Permitted Investment; provided that any such Permitted Investment described in clauses (3), (4), (5), (7), (8), (9), (12) or (14) of the definition of Permitted Investments is made upon fair and reasonable terms that are no less favorable to the Company or the Restricted Subsidiary than could reasonably be obtained in a comparable arm's length transaction;

          (4)   transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, and loans and advances to employees or consultants and Guarantees that constitute Permitted Investments pursuant to clause (11) of the definition of that term;

          (5)   transactions entered into as part of a Permitted Receivables Financing;

          (6)   transactions pursuant to any contract or agreement in effect on the Issue Date, as any such contract or agreement may be amended, modified or replaced (including successive replacements) from time to time, so long as the amended, modified or new contract or agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement being amended, modified or replaced, as in effect on the Issue Date;

          (7)   transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with this Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as could reasonably have been obtained in a comparable arm's length transaction; or

          (8)   Performance guarantees (including under engineering, procurement or construction contracts or otherwise) entered into in the ordinary course of business with respect to Unrestricted Subsidiaries and Joint Ventures.

        Section 4.13.    Additional Note Guarantees and Collateral After the Issue Date

        (a)   If any Domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary) is formed or acquired or any Subsidiary becomes a Domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary), in each case after the Issue Date, the Company will as promptly as practicable (but in no event later than 10 Business Days after such formation or acquisition) cause the Subsidiary to deliver a Note Guarantee by executing a supplemental indenture in the form of Exhibit C to this Indenture and to pledge its assets as required by the Collateral Documents and this Indenture; provided that no Non-Wholly Owned Subsidiary shall be required to execute a Note Guarantee or pledge its assets to the extent it is prevented from doing so under the terms of its organizational documents.

        (b)   If the Company or any Guarantor shall acquire after the Issue Date any real or personal property that is required to become Collateral under the terms of the Collateral Documents, the Company or such Guarantor shall, as promptly as practicable (but in no event later than 10 Business Days after such acquisition, in the case of domestic Collateral, or 60 days after such acquisition, in the case of foreign Collateral, and in any event no later than the date on which the actions described in clauses (i) and (ii) of this paragraph are completed to secure any Credit Facility) (i) execute and deliver such mortgages, pledge agreements, other security instruments and financing statements as shall be necessary to cause such property to become Collateral subject to the Lien of the Collateral Documents for the benefit of the Noteholders, subject to Permitted Liens and other exceptions applicable to the Collateral on the Issue Date and (ii) cause to be delivered one or more Opinions of Counsel substantially to the effect of the matters referred to in clause (i), provided that the foregoing shall not apply as to any property having a fair market value of less than $1,000,000.

        (c)   Notwithstanding clauses (a) and (b) above, after the Issue Date, (i) if any Restricted Subsidiary, other than an Excepted Non-Guarantor Subsidiary, concurrently provides a guarantee under the Credit Agreement or any Credit Facility permitted under Section 4.05(b)(1) such Restricted Subsidiary shall be required to execute a Note Guarantee or (ii) if the Company or any of its Restricted Subsidiaries grants a Lien upon any of its property or assets to secure any Credit Facility permitted under Section 4.05(b)(1) the respective grantor shall concurrently grant a Lien equivalent in scope as collateral security for the Notes.

        (d)   No Excepted Non-Guarantor Subsidiary:

          (1)   may Incur any Debt (other than refinancing of Debt outstanding on March 26, 2004) except intercompany Debt as permitted below in Section 4.13(e);

          (2)   may engage in any line of business other than that in which it was engaged on March 26, 2004; or

          (3)   sell any of its assets (other than to the Company or any Guarantor), or acquire any assets from any other Person, other than in the ordinary course of its business,

unless and until such Excepted Non-Guarantor Subsidiary executes a Note Guarantee, after which time it will no longer be considered an Excepted Non-Guarantor Subsidiary. In addition, neither the Company nor any of its Restricted Subsidiaries shall make any Investment (including in the form of loans) in Excepted Non-Guarantor Subsidiaries after March 26, 2004 other than Investments that, in the aggregate as to all Excepted Non-Guarantor Subsidiaries, do not exceed $2,000,000.

        (e)   After the Issue Date, Foster Wheeler Europe Limited shall (i) continue to hold 100% of the Capital Stock of Foster Wheeler Limited (England) and Foster Wheeler Continental Europe S.r.l.; provided that Foster Wheeler Continental Europe S.r.l. shall be permitted to merge into one of its Subsidiaries so long as following such merger, Foster Wheeler Europe Limited directly holds 100% of the surviving entity and (ii) not Incur any additional Debt (other than intercompany Debt owed to either of the Subsidiaries listed in clause (i) of this paragraph) or Liens, make any Investments, transfer any assets (other than to the Company or any Guarantor) or otherwise engage in any activity other than (A) the ownership of the two Subsidiaries listed in clause (i) of this paragraph, or (B) the ownership of Capital Stock of any other Subsidiaries distributed to it by its Subsidiaries.

        (f)    In the event that the Excepted Non-Guarantor Subsidiaries do not execute all Note Guarantees and pledge their assets in accordance with the Collateral Documents to secure their Note Guarantees within 90 days of the Issue Date, the interest rate on the Notes shall increase to 11.359% per annum, commencing on the 91st day following the Issue Date through and until the date on which all such Note Guarantees have been executed and pledges documented in accordance with the Collateral Documents, after which the interest rate shall decrease to 10.359%.

        Section 4.14.    Designation of Restricted and Unrestricted Subsidiaries

        (a)   By resolution of the board of directors of the Company, the Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

          (1)   (A) The Subsidiary does not own any Disqualified Stock or Debt of the Company or Disqualified, Debt or Preferred Stock of a Restricted Subsidiary or hold any Lien on any property of, the Company or any Restricted Subsidiary, if such Disqualified or Preferred Stock or Debt could not be Incurred under Section 4.05 or such Lien would violate Section 4.07; and

            (B)  the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries.

          (2)   At the time of the designation, the Company would be permitted to make a Restricted Payment under Section 4.06 in an amount equal to the Fair Market Value of the Investment in such Subsidiary.

          (3)   Such Subsidiary has no Debt outstanding other than Non-Recourse Debt.

          (4)   The Subsidiary is not party to any ongoing transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.12.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b) of this Section 4.14.

        (b)   (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails at any time to meet the qualifications set forth in Section 4.14(a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 4.14(d).

          (2)   The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default or Event of Default.

        (c)   Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

          (1)   all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company's proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

          (2)   all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time;

          (3)   all existing transactions between such Unrestricted Subsidiary and the Company or any Restricted Subsidiary will be deemed entered into at that time;

          (4)   such Unrestricted Subsidiary will be released at that time from its Note Guarantee, if any; and

          (5)   such Unrestricted Subsidiary will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

        (d)   Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

          (1)   all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.05, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.11;

          (2)   Investments therein previously charged under the Section 4.06 will be credited thereunder;

          (3)   it may be required to issue a Note Guarantee pursuant to Section 4.13; and

          (4)   it will become subject to the provisions of this Indenture as a Restricted Subsidiary.

        (e)   Any designation by the Board of Directors of the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

        Section 4.15.    Financial Reports

        (a)   Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Holders of the Notes within the time periods specified in those sections with:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants, provided that the Company shall not be required to provide separate audited financials of the Guarantors under this or any other provision of this Indenture, provided that, for so long as the Company is a consolidated subsidiary of Parent, Foster Wheeler may satisfy this obligation by delivering such information with respect to Parent; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, provided that, for so long as the Company is a consolidated subsidiary of Parent, the Company may satisfy this obligation by delivering all such current reports of Parent.

        (b)   In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in Sections 4.15(a)(1) and (2) (and subject to the provisos contained in such clauses) with the Commission (to the extent permitted by the Commission) within the applicable time periods had such information been required to be filed. the Company will make such information available to the Trustee and the holders of the Notes within such time periods.

        (c)   If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then it shall deliver to the Trustee, on or before the 10th Business Day following each of the dates on which quarterly or annual financial information is required to be filed with the Commission under Section 4.15(a)(1), a certificate setting forth a balance sheet and a statement of operations and comprehensive loss of the Company and its Restricted Subsidiaries separate from the Unrestricted Subsidiaries for the same periods covered by the reports required to be filed under Section 4.15(a)(1).

        Section 4.16.    Reports to Trustee

        The Company will deliver to the Trustee:

        (1)   within 90 days after the end of each fiscal year a certificate stating that the Company has fulfilled in all material respects its obligations under this Indenture or, if there has been a Default during such fiscal year, specifying the Default and its nature and status; and

        (2)   as soon as possible and in any event within 30 days after responsible officers of the Company become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

        Section 4.17.    Impairment of Security Interest; Security Document Covenants.    The Company and the Parent Guarantors will not, and will not permit any of its Subsidiary Guarantors to, take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholders. Any release of Collateral in accordance with the provisions of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture.

ARTICLE 5
CONSOLIDATION, MERGER OF SALE OF ASSETS

        Section 5.01.    Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets.

        (a)   The Company will not, in a single transaction or a series of related transactions:

          (i)    consolidate, amalgamate with or merge with or into any Person or group of Affiliated Persons,

          (ii)   sell, assign, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or group of Affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or related transactions if such transaction or transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer or disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group of Affiliated Persons, or

          (iii)  permit any Person to merge with or into the Company, unless:

          (1)   either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia or Bermuda and expressly assumes by supplemental indenture all of the obligations of the Company under this Indenture, the Notes and the Collateral Documents;

          (2)   immediately before and immediately after giving pro forma effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

          (3)   immediately after giving effect to the transaction on a pro forma basis, (a) the Company or the resulting surviving Person or transferee on a consolidated basis has a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company on a consolidated basis immediately prior to such transaction and (b) the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under Section 4.05(a); and

          (4)   the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided, that Sections 5.01(2) through (4) do not apply (i) to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the board of directors of the Company, whose determination is evidenced by a Board Resolution, the purpose of the transaction is to change the jurisdiction of incorporation of the Company.

        (b)   Neither the Company nor any Restricted Subsidiary shall lease all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, whether in one transaction or a series of related transactions, to one or more other Persons.

        (c)   Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Registration Rights Agreement and the Notes with the same effect as if such successor Person had been named as the Company in such documents. Upon such substitution, and except in the case of a sale, conveyance, transfer or disposition of less than all its assets to one or more Persons, the Company will be released from its obligations under this Indenture, Collateral Documents, the Registration Rights Agreement, and the Notes.

        Section 5.02.    Merger by Subsidiary Guarantors.

          No Subsidiary Guarantor may merge with or into any Person unless:

          (x)   the merger constitutes a sale or other disposition (including by way of merger or consolidation) of the Guarantor and is made in accordance with Section 4.11, or

          (y)   either (i) such Guarantor is the continuing Person or (ii) (A) the resulting or surviving Person is organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, Bermuda or the jurisdiction of organization of such Guarantor prior to the merger and expressly assumes by supplemental indenture all of the obligations of such Guarantor under this Indenture, the Note Guarantee and the Collateral Documents; and (B) the Guarantor delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation or merger and the supplemental indenture comply with this Indenture; provided that no such certificate or opinion shall be required for a consolidation or merger of a Guarantor with or into another Guarantor).

ARTICLE 6
DEFAULT AND REMEDIES

        Section 6.01.    Events of Default.    An "Event of Default" occurs if

          (1)   the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon acceleration or redemption, or otherwise;

          (2)   the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

          (3)   the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Sections 4.10 or 4.11, or the Company fails to comply with the provisions of Section 5.01;

          (4)   the Company or any of its Restricted Subsidiaries defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes or the Collateral Documents, and the default or breach continues for a period of 60 consecutive days after delivery of written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the Notes;

          (5)   there occurs with respect to any Debt of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $15,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

          (6)   one or more final judgments or orders of any court or courts for the payment of money are rendered against the Company or any of its Significant Restricted Subsidiaries and are not paid or discharged, settled or fully bonded and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15,000,000 (in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

          (7)   an involuntary case or other proceeding is commenced against the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary under the U.S. federal bankruptcy laws as now or hereafter in effect;

          (8)   the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, or for all or substantially all of the property and assets of the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors;

          (9)   any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture or a Guarantor denies or disaffirms its obligations under its Note Guarantee; or

          (10) with respect to any Collateral having an aggregate fair market value of $15,000,000 or more, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect or is unenforceable for any reason other than in accordance with the terms of this Indenture or the Collateral Documents and other than in satisfaction in full of the obligations under this Indenture and discharge of this Indenture, and such ineffectiveness continues for a period of 30 consecutive days after delivery of written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the Notes, or (B) the Company or any Restricted Subsidiary asserts in writing that any such security interest is invalid or unenforceable.

        Section 6.02.    Consequences of an Event of Default.

        (a)   If an Event of Default, other than a bankruptcy default described in Sections 6.01(7) or (8) with respect to the Company, Parent, any Significant Restricted Subsidiary or group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and interest will become immediately due and payable. If a bankruptcy default described in Sections 6.01(7) or (8) occurs with respect to the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, the principal premium, if any, of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        (b)   The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all existing and past Defaults and Events of Default and rescind and annul a declaration of acceleration and its consequences if

          (1)   all existing Defaults and Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes other than any such Defaults or Events of Default that have become due solely by the declaration of acceleration, have been cured or waived, and

          (2)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Section 6.03.    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as Trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04.    Waiver of Past Defaults.    Except as otherwise provided in Sections 6.02, 6.07, and 9.02 the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.05.    Control by Majority.    The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

        Section 6.06.    Limitation on Suits.    A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

          (1)   the Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2)   Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

          (3)   such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be Incurred in compliance with such request;

          (4)   the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)   during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        Section 6.07.    Rights of Holders to Receive Payment.    Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of, premium, if any, or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that Holder.

        Section 6.08.    Collection Suit by Trustee.    If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

        Section 6.09.    Trustee May File Proofs of Claim.    The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10.    Priorities.    If the Trustee collects any money or property pursuant to this Article VI, or the Trustee or the Notes Collateral Agent collects any amounts pursuant to any Collateral Document, then, subject to the Intercreditor Agreement with respect to proceeds of any Collateral at any time received or held by the Trustee or the Notes Collateral Agent, such amounts shall be paid in the following order:

          First: to the Trustee, its agents and attorneys for amounts due and payable under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to pay the principal of, and interest and premium, if any, on the Notes, in each case ratably, without preference or priority of any kind; and

          Third: to the Obligors or to such party as a court of competent jurisdiction shall direct.

        The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

        Section 6.11.    Restoration of Rights and Remedies.    If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

        Section 6.12.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it not in its individual capacity but solely as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

        Section 6.13.    Rights and Remedies Cumulative.    No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other appropriate right or remedy.

ARTICLE 7
THE TRUSTEE

        Section 7.01.    General(a).    (a) The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7.

        (b)   Except during the continuance of an Event of Default, the Trustee and Notes Collateral Agent need perform only those duties that are specifically set forth in this Indenture or the Collateral Documents and no others, and no implied covenants or obligations will be read into this Indenture or the Collateral Documents against the Trustee and Notes Collateral Agent. In case an Event of Default has occurred and is continuing, the Trustee or Notes Collateral Agent shall exercise those rights and powers vested in it by this Indenture or the Collateral Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own negligent failure to act or its own willful misconduct.

        Section 7.02.    Certain Rights of Trustee.    Subject to Trust Indenture Act Sections 315(a) through (d):

          (1)   The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

          (2)   Before the Trustee acts or refrains from acting on a request or direction from the Company, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

          (3)   The Trustee may act through its attorneys and agents and will not be responsible for the willful misconduct or negligence of any agent appointed with due care.

          (4)   Notwithstanding any other provision of this Indenture, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (5)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (6)   The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (7)   No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (8)   The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (9)   In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (10) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

          (11) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, for the avoidance of doubt, its capacity as Notes Collateral Agent, if applicable), and each agent, custodian and other Person employed to act hereunder.

          (12) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 7.03.    Trustee May Hold Notes.    The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311. For purposes of TIA Section 311(b)(4) and (6):

        (a)   "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

        (b)   "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

        Section 7.04.    Trustee's Disclaimer.    The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Notes or the Collateral Documents, (ii) is not accountable for the

Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in a Note other than its certificate of authentication.

        Section 7.05.    Notice of Default.    If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 60 days after obtaining knowledge thereof, unless the Default has been cured or waived; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section 7.05 will be given in the manner and to the extent provided in the TIA Section 313(c).

        Section 7.06.    Reports by Trustee to Holders.    Within 60 days after each September 15, beginning with September 15, 2005, the Trustee will mail to each Holder, as provided in TIA Section 313(c), a brief report dated as of such September 15, if required by TIA Section 313(a), and file such reports with each stock exchange upon which the Notes are listed and with the Commission as required by TIA Section 313(d). The Trustee shall also comply with Section 313(b) of the TIA.

        Section 7.07.    Compensation and Indemnity(a).    (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, whether hereunder, under the Notes or under the Collateral Documents, including:

          (i)    the reasonable compensation and expenses of the Trustee's agents and counsel, except for any such expense, disbursement or advances as may be attributable to its negligence or bad faith;

          (ii)   the amount of any taxes that the Trustee or the Notes Collateral Agent may have been required to pay by reason of the Liens granted pursuant to the Collateral Documents or to free any Collateral from any Lien thereon; and

          (iii)  transfer taxes and fees and expenses of counsel and other experts that the Trustee or the Notes Collateral Agent may reasonably incur in connection with (x) the administration or enforcement of this Indenture, the Notes or the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or any validity, perfection, rank or value of any Lien granted pursuant to the Collateral Documents, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Trustee or the Notes Collateral Agent of any of its rights or powers under this Indenture, the Notes or the Collateral Documents.

        (b)   The Company and the Guarantors, jointly and severally, will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Collateral Documents and its duties under this Indenture, the Notes and the Collateral Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Notes and the Collateral Documents.

        (c)   To secure the Company's payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, not in its individual capacity but solely as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

        Section 7.08.    Replacement of Trustee.    (a) (1) The Trustee may resign at any time by written notice to the Company.

          (2)   The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee and the Company.

          (3)   If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (4)   The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)   If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

        (d)   Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

        (e)   The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

        Section 7.09.    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture, provided, however, that in the case of a corporation succeeding to all or substantially all the corporate trust business of the Trustee, such successor corporation shall expressly assume all of the Trustee's liabilities hereunder. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        Section 7.10.    Eligibility.    This Indenture must always have a Trustee that satisfies the requirements of TIA Section 310(a) and has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

        Section 7.11.    Money Held in Trust.    The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

        Section 7.12.    Appointment of Co-Trustee(a).    (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.08 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under that section.

        (b)   Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (1)   all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (2)   no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (3)   the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

        (c)   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.12. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

        (d)   Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 8
DEFEASANCE AND DISCHARGE

        Section 8.01.    Discharge of Company's Obligations.    (a) Subject to Section 8.01(b), the Company's obligations under the Notes and this Indenture, and each Guarantor's obligations under its Note Guarantee, will terminate if:

        (1)   all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

        (2)   (A) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

          (B)  the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking or appraisal firm, expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

          (C)  no Default has occurred and is continuing on the date of the deposit pursuant to (B) above,

          (D)  the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

          (E)  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided that, such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

        (b)   After satisfying the conditions in clause (a)(1), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(2), only the Company's obligations in Sections 2.02, 2.03, 2.04, 2.06, 2.08, 2.09, 2.10, 4.01, 4.02, 4.03, 5.01(c), 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture other than the surviving obligations.

        Section 8.02.    Legal Defeasance.    Following the deposit referred to in clause (1) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Sections 2.02, 2.03, 2.04, 2.06, 2.08, 2.09, 2.10, 4.01, 4.02, 4.03, 5.01(c), 7.07, 7.08, 8.05 and 8.06 and each Guarantor's obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:

          (1)   The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking or appraisal firm, expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

          (2)   No Default has occurred and is continuing on the date of the deposit.

          (3)   The deposit and such defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

          (4)   The Company has delivered to the Trustee

            (A)  either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case had such defeasance not occurred and/or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x), and

            (B)  an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions).

          (5)   The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with; provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

          (6)   The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit referred to in clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company.

        The Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for the surviving obligations specified above.

        Section 8.03.    Covenant Defeasance.    The Company's obligations set forth in Section 4.04 through 4.17, inclusive, and Article 5, other than 5.01(c), and each Guarantor's obligations under its Note Guarantee, will terminate, and clauses (3), (4), (5), (6), (9) and (10) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

        (1)   The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and

        (2)   the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

        Except as specifically stated above, none of the Company's obligations under this Indenture will be discharged.

        Section 8.04.    Application of Trust Money.    Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Sections 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment (either directly or through any Paying Agent, other than the Company or any Affiliate of the Company) the Holders of such Notes of principal of premium, if any, all other sums payable and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to

Sections 8.01, 8.02 or 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Section 8.05.    Repayment to Company.    Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years after it has become due and payable; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

        Section 8.06.    Reinstatement.    If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

        Section 9.01.    Amendments Without Consent of Holders.    The Company and the Trustee may amend or supplement this Indenture, the Notes and the Collateral Documents, without notice to or the consent of any Noteholder:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   provide for the assumption of the Company's obligation in the case of a transaction subject to the provisions of Section 5.01;

          (3)   to comply with any requirements for qualification of this Indenture under the TIA;

          (4)   to evidence and provide for the acceptance of an appointment by a successor Trustee;

          (5)   to provide for uncertificated Notes in addition to or in place of Certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (6)   to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

          (7)   to add additional covenants of the Company or its Subsidiaries, to surrender rights conferred upon the Company or its subsidiaries, or to confer additional benefits upon the Holders;

          (8)   to make any other change that does not materially and adversely affect the rights of any Holder; and

          (9)   to enter into additional or supplemental Collateral Documents.

        Section 9.02.    Amendments With Consent of Holders(a).    (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraphs (b) or (c) below, the Company and the Trustee may amend or supplement this Indenture, the Notes and the Collateral Documents, with the written consent of the Holders of a majority in principal amount of the outstanding Notes and the Holders of a majority in principal amount of the outstanding Notes may waive future compliance by the Company and its Restricted Subsidiaries with any provision of this Indenture or the Notes.

        (b)   Notwithstanding the provisions of Section 9.01(a), without the consent of each Holder affected, an amendment or waiver may not:

          (1)   reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

          (2)   reduce the rate of or change the Stated Maturity of any interest payment on any Note,

          (3)   reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

          (4)   after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

          (5)   make any Note payable in money other than that stated in the Note,

          (6)   impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder's Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

          (7)   make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

          (8)   modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner material and adverse to the Holders of the Notes,

          (9)   except as otherwise provided in Section 9.02(c), make any change to provisions of the Collateral Documents that would effect a release (other than releases effected in accordance with the terms in effect on the Issue Date of this Indenture and Collateral Documents) of all or any substantial part of the Collateral or

          (10) make any change in any Note Guarantee that would materially and adversely affect the Noteholders or effect a release of all or any substantial portion of the Note Guarantees (in either case, other than releases effected in accordance with the existing terms of this Indenture).

        (c)   Notwithstanding the provisions of Section 9.02(a), without the consent of the holders of 66 2/3% in principal amount of the outstanding Notes, an amendment or waiver may not effect a release (other than releases effected in accordance with the existing terms of this Indenture and Collateral Documents) of any Collateral.

        (d)   It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

        (e)   An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the affected series of the requisite percentage in principal amount of the outstanding Notes of that series. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders affected thereby a written notice briefly describing the amendment, supplement or waiver. The Company will promptly send supplemental indentures to affected Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        Section 9.03.    Effect of Consent(a).    (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected pursuant to the provisions of this Indenture. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

        (b)   If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

        Section 9.04.    Trustee's Rights and Obligations.    The Trustee is entitled to receive (and shall receive upon request), and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture.

        Section 9.05.    Conformity With Trust Indenture Act.    Every supplemental indenture executed pursuant to this Article 9 shall conform to the applicable requirements of the TIA.

ARTICLE 10
COLLATERAL ARRANGEMENTS

        Section 10.01.    Collateral Documents(a).    (a) The due and punctual payment of inter alia the principal, interest and premium, if any, and any other amounts due on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Secured Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Note Guarantees and the Collateral Documents, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Notes Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of (i) the Trustee and the Holders, in each case pursuant to the terms of the Collateral Documents, and (ii) if so required to give effect to any provisions of the Intercreditor Agreement, the Collateral Agent under the Credit Agreement and the other Lender Parties thereto. Each Holder, by accepting a Note (or a beneficial interest therein), consents and agrees to the terms of the Collateral Documents (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee and the Notes Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not then the Notes Collateral Agent) copies of all documents delivered to the Notes Collateral Agent pursuant to the Collateral Documents and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the

Notes Collateral Agent the security interest in the Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain (to the extent contemplated hereunder or thereunder), as security for the Secured Obligations of the Company and the Guarantors, a valid and enforceable perfected Lien and security interest (subject to Permitted Senior Liens) in and on all the Collateral, in favor of the Trustee or the Notes Collateral Agent for the benefit of the Holders; it being understood that the Trustee and Notes Collateral Agent shall have no duty with respect to such actions.

        (b)   The Trustee hereby appoints the Notes Collateral Agent as its agent under the Collateral Documents, and the Notes Collateral Agent is hereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee hereunder, solely with respect to its role as Notes Collateral Agent.

        Section 10.02.    Recordings and Opinions.    (a) Promptly following the Issue Date, the Company shall furnish to the Trustee an Opinion of Counsel to the effect that (i) in the opinion of such counsel, such action has been taken with respect to the recording, registering and filing of or with respect to this Indenture and the Collateral Documents and all other instruments of further assurance as is necessary to make effective the Lien of the Collateral Documents in the Collateral and referencing the details of such action; or (ii) in the opinion of such counsel, no such action is necessary to make such Lien effective provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

        (b)   The Company shall furnish to the Trustee on or before September 15 in each year beginning with September 15, 2005, an Opinion of Counsel dated as of such date, either: (i) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of or with respect to this Indenture and the Collateral Documents as is necessary to maintain and perfect the Lien under this Indenture or any the Collateral Documents in the Collateral and reciting the details of such action or referencing to prior Opinions of Counsel in which such details are given; or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien under this Indenture and the Collateral Documents.

        (c)   All Opinions of Counsel delivered pursuant to this Section 10.02 shall be in form and substance satisfactory to the Trustee and may contain assumptions, qualifications, exceptions and limitations as are appropriate and customary for similar opinions relating to the nature of the Collateral.

        (d)   The Company shall otherwise comply with the provisions of TIA 314(b).

        Section 10.03.    Release of Collateral.    (a) Subject to subsection (b) of this Section 10.03, Collateral may be released from the Lien created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided by this Indenture. Upon the written request of the Company to the Trustee pursuant to an Officers' Certificate certifying that all conditions precedent hereunder and under the Collateral Documents have been met and that no Event of Default has occurred and is continuing, the Company and the Guarantors will be entitled, without the consent of the Holders, to the release of any Collateral from the Liens securing the Notes and the Subsidiary Guarantees:

          (1)   to enable the Company or any Restricted Subsidiary to consummate any sale, conveyance or other disposition of any assets in compliance with Section 4.11 (or in a transaction not subject to Section 4.11) to any Person other than the Company or a Restricted Subsidiary; provided, however, that the Lien of this Indenture and the Collateral Documents will not be released pursuant to this Section 10.03(a) if such sale, conveyance or disposition is made as part of a transaction governed by Section 5.01;

          (2)   pursuant to an amendment, waiver or supplement effected in accordance with Article 9.

        (b)   Any Officers' Certificate requesting a release of Collateral under Section 10.03(a) shall (i) describe with particularity the items of property proposed to be covered by the release, (ii) state that such release is in compliance with the terms of this Indenture and the Collateral Documents and (iii) be accompanied by an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that, in the opinion of such counsel, the Company has complied with the requirements of TIA Section 314(d); provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact. In the event of any release of any Collateral from Liens securing the Notes pursuant to Section 10.03(a), promptly after the receipt of such Officers' Certificate and accompanying Opinion of Counsel, the Trustee and the Notes Collateral Agent shall execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens and to evidence such release.

        (c)   Without limiting the foregoing provisions of this Section 10.03, at any time when a Default has occurred and is continuing and the maturity of Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Notes Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders, except to the extent provided in the Intercreditor Agreement.

        Section 10.04.    Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements.    The release of any Collateral from the terms hereof and of the Collateral Documents or the release of, in whole or in part, the Liens created by the Collateral Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms of this Article 10. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Collateral Documents and of this Article 10 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company shall cause Section 314(d) of the TIA (as modified by exemptive relief and no-action positions issued by the Staff of the Commission from time to time, including, without limitation, the positions set forth in Arch Wireless Holdings, Inc. dated May 24, 2002 and Algoma Steel Inc. dated December 23, 2002) relating to the release of property or securities from the Lien hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

        Section 10.05.    Suits To Protect the Collateral.    Subject to the provisions of the Collateral Documents, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

        Section 10.06.    Purchaser Protected.    In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

        Section 10.07.    Powers Exercisable by Receiver or Trustee.    In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10, and any such instrument need not state that no Event of Default has occurred and is continuing; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

        Section 10.08.    Disposition of Obligations Received.    All purchase money and other obligations received by the Trustee or the Notes Collateral Agent under this Article 10 shall be held by the Trustee or the Notes Collateral Agent, as the case may be, and shall be added to the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company to the Trustee or the Notes Collateral Agent of an amount equal to the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds which may be required, through the passage of time or otherwise, to be used to redeem or repurchase or to make an Offer to Purchase Notes, the Trustee or the Notes Collateral Agent, as appropriate, shall release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee or the Notes Collateral Agent, as appropriate, may reasonably require. If the Notes have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10.

        Section 10.09.    Determinations Relating to Collateral.    In the event (a) the Trustee shall receive any written request from the Company, a Guarantor or the Notes Collateral Agent under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or a Guarantor's obligations with respect thereto or (b) there shall be due to or from the Trustee or the Notes Collateral Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (c) the Trustee shall become aware of any material nonperformance by the Company or a Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Guarantor set forth in any Collateral Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Notes Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Notes pursuant to Section 6.05 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (1) direction from the Holders of a majority in principal amount of the Notes in accordance with Section 6.05 hereof and (2) indemnification in accordance with Section 6.05.

        Section 10.10.    Release upon Termination of the Company's Obligations.    In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers' Certificate certifying that either (1) all the obligations under this Indenture, the Notes and the Collateral Documents have been satisfied and discharged by complying with the provisions of Article 8 and Section 7.07 (except for unmatured or unasserted indemnity claims pursuant to Section 7.07) or by the payment in full of the Company's obligations under the Notes, this Indenture and the Collateral Documents, and all such obligations have been so satisfied, or (2) the Notes have been defeased pursuant to Article 8, in either case the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Collateral Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and the Trustee and Notes Collateral Agent shall release the Collateral (other than funds held by the Trustee pursuant to Article 8) from such Liens at the Company's sole cost and expense and, upon written request by the Company, shall promptly execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens.

        Section 10.11.    Notes Collateral Agent's Duties.    The Notes Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth herein and in the Collateral Documents.

        Section 10.12.    Additional Secured Obligations.    If the Company at any time Incurs any Indebtedness secured by a Lien on the Collateral, the Trustee and the Notes Collateral Agent are empowered to enter into such security, collateral, intercreditor and other similar agreements as are necessary to set forth the relative rights and obligations of the Trustee and the Notes Collateral Agent, on the one hand, and the agent or representative for the lenders of such Indebtedness, on the other hand, in the Collateral.

        Section 10.13.    Designation of New Indenture Documents.    The Company may, from time to time, by delivering a written notice to the Trustee, designate one or more agreements, instruments or other documents to be "New Indenture Documents", which notice shall attach an executed copy of the relevant agreement, instrument or document.

        Section 10.14.    Parallel Debt.    (a) Under the laws of the Netherlands, the vesting of a right of pledge for the benefit of the Trustee requires a written agreement and the issuance of Parallel Debt (as defined in the Parallel Debt Agreement, the form of which is attached hereto as Exhibit M (the "Parallel Debt Agreement)). By accepting any Notes hereunder, the Holders agree to the Parallel Debt and the terms of the Parallel Debt Agreement, including the execution thereof by the Trustee on behalf of the holders.

        (b)   Each of the parties to this Indenture agrees that each and every obligation of the Company and the Guarantors under the Notes and the Note Guarantees shall also be owing in full, to the Trustee (and each of its successors under this Indenture), and that accordingly the Trustee will have its own independent right to demand performance by the Company and the Guarantors of those obligations. The Trustee agrees with the Company and the Guarantors that in case of any discharge of any such obligation owing to the Holders by the Company and the Guarantors, it will, to the same extent, not make a claim against the Company and the Guarantors under the aforesaid agreement at any time, provided that any such claims can be made against the Company and the Guarantors if such discharge is made by virtue of any set off, counterclaim or similar defense invoked by the Company and the Guarantors, vis-á-vis the Trustee.

        (c)   Without limiting or affecting the Trustee's rights against the Company and the Guarantors, the Trustee agrees that, except as set out in the next sentence, it will not exercise its rights under the aforesaid acknowledgement except with the consent of the Holders. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Trustee's right to act in the protection or preservation of rights under or to enforce the Notes and the Note Guarantees as contemplated by this Indenture and/or the Parallel Debt Agreement (or to do any act reasonably incidental to the foregoing).

ARTICLE 11
GUARANTEES

        Section 11.01.    The Guarantees.    Subject to the provisions of this Article 11, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest (including Post Petition Interest) on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

        Section 11.02.    Guarantee Unconditional.    Subject to the provisions of Section 11.09, the obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

          (1)   any grants of time, extension, renewal, settlement, compromise, indulgence, discharge, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

          (2)   any modification or amendment of or supplement to this Indenture or any Note;

          (3)   any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

          (4)   the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

          (5)   the taking of Collateral from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

          (6)   the abstention from taking Collateral from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

          (7)   any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee or the Notes Collateral Agent;

          (8)   the application by the Holders, the Trustee or the Notes Collateral Agent of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee, the Notes Collateral Agent or the Holders, in such manner as the Trustee, the Notes Collateral Agent or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the obligations under this Indenture or any Note;

          (9)   the release or discharge of the Company or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee or the Notes Collateral Agent, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

          (10) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the obligations under this Indenture or the liability of the Company or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the obligations under this Indenture, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors;

          (11) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture; or

          (12) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

        Section 11.03.    Discharge; Reinstatement.    Subject to the provisions of Section 11.09, (i) each Guarantor's obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full and (ii) if at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

        Section 11.04.    Waiver by the Guarantors.    Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

        Section 11.05.    Subrogation and Contribution.    Upon making any payment with respect to any obligation of the Company under this Article 11, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

        Section 11.06.    Stay of Acceleration.    If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

        Section 11.07.    Limitation on Amount of Guarantee.    Notwithstanding anything to the contrary in this Article 11, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or transfer under applicable fraudulent conveyance or transfer provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable law.

        Section 11.08.    Execution and Delivery of Guarantee.    The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit C) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

        Section 11.09.    Release of Guarantee.    The Note Guarantee of a Guarantor will terminate upon:

          (1)   a sale or other disposition (including by way of consolidation, amalgamation or merger) of the Guarantor or the sale or disposition of substantially all the assets of the Guarantor otherwise permitted by this Indenture unless the continuing or surviving entity in any such consolidation, amalgamation or merger, or the entity that acquires such assets, is the Company or a Restricted Subsidiary and the conditions set forth in Section 4.12 apply to such continuing or surviving entity,

          (2)   the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary,

          (3)   defeasance or discharge of the Notes, as provided in Article 8, or

          (4)   the dissolution of the Guarantor.

        Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

        Section 11.10.    No Suspension of Remedies.    Nothing contained in this Article shall limit the right of the Trustee, the Notes Collateral Agent or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to the provisions described under Article 6 and as otherwise set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law.

ARTICLE 12
MISCELLANEOUS

        Section 12.01.    Trust Indenture Act of 1939.    This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

        Section 12.02.    Noteholder Communications; Noteholder Actions.    (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the TIA, and the Company and the Trustee shall comply with the requirements of TIA Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

        (b)   (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

          (2)   The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

        (c)   Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

        (d)   The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective if such act is taken more than 90 days after the record date, if any, set for that act pursuant to this Section 12.02(d).

        Section 12.03.    Notices.    (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

  if to the Company or the Guarantors:

      Foster Wheeler LLC
      c/o Foster Wheeler Inc.
      Perryville Corporate Park
      Clinton, NJ 08809-4000
      Telecopier No.: 908-730-5315
      Attention: Steven I. Weinstein

  if to the Trustee or the Notes Collateral Agent:

      Wells Fargo Bank, National Association
      Corporate Trust
      Sixth and Marquette
      MAC N9303-120
      Minneapolis, MN 55479
      Telecopier No.:612-667-9825
      Attention: Foster Wheeler Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        (b)   Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

        (c)   Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

        Section 12.04.    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any applicable requirements set forth in this Indenture.

        Section 12.05.    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance by the Company with a condition or covenant provided for in this Indenture must include:

          (1)   a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

          (3)   a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

        Section 12.06.    Payment Date Other Than a Business Day.    If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

        Section 12.07.    Governing Law.    This Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

        Section 12.08.    No Adverse Interpretation of Other Agreements.    This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

        Section 12.09.    Successors.    All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

        Section 12.10.    Duplicate Originals.    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 12.11.    Separability.    In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

        Section 12.12.    Table of Contents and Headings.    The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

        Section 12.13.    No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.    No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

        Section 12.14.    Submission to Jurisdiction.    To the fullest extent permitted by applicable law, each Obligor hereby irrevocably and unconditionally submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Indenture or any Note. Each Obligor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that an Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such Obligor irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations hereunder or under any Note. Each Obligor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such Obligor and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which such Obligor is subject by a suit upon such judgment or in any manner provided by applicable law; provided that service of process is effected upon such Obligor in the manner specified in the following subsection or as otherwise permitted by applicable law.

        Section 12.15.    Appointment of Agent.    As long as any of the Notes remain outstanding, each Obligor will at all times have an authorized agent in the State of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to such Obligor shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon such Obligor in any such legal action or proceeding. Each Obligor hereby irrevocably appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, 13th Floor, New York, New York 10011. Notwithstanding the foregoing, the Obligors may, with prior written notice to the Trustee, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that each Obligor shall at all times have an agent for the above purposes in the State of New York.

        Section 12.16.    Judgment Currency.    The Obligors shall jointly and severally indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under this Indenture or the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. Dollars and as a result of any variation as between the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which such Holders on the date of payment of such judgment or order is able to purchase U.S. Dollars with the amount of the Judgment Currency actually received by such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Obligors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

        For purposes of this Section 12.16, the term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. Dollars. In addition, "U.S. Dollar" shall refer to the currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FOSTER WHEELER LLC as Issuer
By:	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee
By:	/s/ JANE Y. SCHWEIGER Name: Jane Y. Schweiger Title: Vice President

FOSTER WHEELER LTD. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Vice President and Treasurer
CONTINENTAL FINANCE COMPANY LTD. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Vice President, Treasurer and Director
ENERGY HOLDINGS, INC. as Guarantor
By:	/s/ ANTHONY SCERBO
Name:	Anthony Scerbo
Title:	Vice President, Treasurer and Director
EQUIPMENT CONSULTANTS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FINANCIAL SERVICES, S.À RL as Guarantor
By:	/s/ RAKESH K. JINDAL
Name:	Rakesh K. Jindal
Title:	Manager
FOSTER WHEELER HOLDINGS LTD. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER ASIA LIMITED as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER CAPITAL & FINANCE CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	President and Treasurer
FOSTER WHEELER CONSTRUCTORS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER DEVELOPMENT CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FW ENERGIE B.V. as Guarantor
By:	/s/ ANTHONY SCERBO
Name:	Anthony Scerbo
Title:	Director
FOSTER WHEELER ENERGY CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER ENERGY MANUFACTURING, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER ENERGY SERVICES, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER EUROPE LIMITED as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Director
FOSTER WHEELER ENVIRESPONSE, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER ENVIRONMENTAL CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER FACILITIES MANAGEMENT, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER INTERCONTINENTAL CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER INTERNATIONAL CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER INTERNATIONAL HOLDINGS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER NORTH AMERICA CORP. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER POWER SYSTEMS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER PYROPOWER, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER REAL ESTATE DEVELOPMENT CORP. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	President and Treasurer
FOSTER WHEELER REALTY SERVICES, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer and Director
FOSTER WHEELER USA CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER VIRGIN ISLANDS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER ZACK, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Managing Director
FW MORTSHAL, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
HFM INTERNATIONAL, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	President, Treasurer and Director
PGI HOLDINGS, INC. as Guarantor
By:	/s/ ANTHONY SCERBO
Name:	Anthony Scerbo
Title:	Vice President, Treasurer and Director
PROCESS CONSULTANTS, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
PYROPOWER OPERATING SERVICES COMPANY, INC. as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer

FOSTER WHEELER POWER CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
FOSTER WHEELER MIDDLE EAST CORPORATION as Guarantor
By:	/s/ THIERRY DESMARIS
Name:	Thierry Desmaris
Title:	Treasurer
PERRYVILLE III TRUST as Guarantor
By:	/s/ KALLIOPE E. KATERIS
Name:	Kalliope E. Kateris
Title:	Owner Trustee

EXHIBIT A

[INSERT DTC LEGEND IF REQUIRED]

[INSERT RESTRICTED LEGEND IF REQUIRED]

[FACE OF NOTE]

FOSTER WHEELER LLC

        10.359% Senior Secured Note Due 2011, Series A

[CUSIP] [CINS]
No.	$

        Foster Wheeler LLC, a Delaware limited liability company (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                        , or its registered assigns, the principal sum of                        DOLLARS ($            ) on September 15, 2011.

        Interest Rate: 10.359% per annum.

        Interest Payment Dates: March 15 and September 15, commencing March 15, 2005.

        Regular Record Dates: February 28 and August 31.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	FOSTER WHEELER LLC
	By:	Name: Title:

(Form of Trustee's Certificate of Authentication)

        This is one of the 10.359% Senior Secured Notes Due 2011, Series A, described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By:	Authorized Signatory

[REVERSE SIDE OF NOTE]

FOSTER WHEELER LLC

        10.359% Senior Secured Note Due 2011, Series A

1.    Principal and Interest.

        The Company promises to pay the principal of this Note on September 15, 2011.

        The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.359% per annum (subject to adjustment as provided below).

        Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 and September 15 immediately preceding the interest payment date) on each interest payment date, commencing March 15, 2005.

        Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the date of issuance. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

        The Company will pay, from time to time on demand, interest on overdue principal, premium, if any, and interest at a rate per annum that is 2% in excess of the rate of interest that is applicable to the Notes. Interest not paid when due (including any thereof that becomes due on demand) and any interest on principal, premium or interest not paid when due (including any thereof that becomes due on demand) will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Trustee for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

        In the event that the Excepted Non-Guarantor Subsidiaries do not execute all Note Guarantees and pledge their assets in accordance with the Collateral Documents to secure their Note Guarantees within 90 days of the Issue Date, the interest rate on the Notes shall increase to 11.359% per annum, commencing on the 91st day following the Issue Date through and until the date on which all such Note Guarantees have been executed and pledges documented in accordance with the Collateral Documents, after which the interest rate shall decrease to 10.359% per annum.

2.    Indentures; Note Guarantee.

        This is one of the Notes issued under an Indenture dated as of September 24, 2004 (as amended from time to time, the "Indenture"), among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms and to the terms of the Intercreditor Agreement, and Holders are referred to the Indenture, the TIA and the Intercreditor Agreement for a statement of all such terms. To the extent permitted by applicable law, (i) in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control, and (ii) in the event of any inconsistency between the terms of this Note or the terms of the Indenture, on the one hand, and the terms of the Intercreditor Agreement on the other hand, the terms of the Intercreditor Agreement will control.

        The Indenture limits the original aggregate principal amount of the Notes to $270,000,000. This Note is guaranteed, as set forth in the Indenture.

3.    Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

        This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

        If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.    Registered Form; Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons in denominations of $1.00 principal amount and any multiple of $1.00 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.    Defaults and Remedies.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.    Amendment and Waiver.

        Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.    Authentication.

        This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.    Governing Law.

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.    Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

        The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

The within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, check the box: ☐

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

        $                        .

Date:

  Your Signature:
  (Sign exactly as your name appears on the other side of this Note)

        Signature Guarantee:1

1
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

        The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

[INSERT DTC LEGEND IF REQUIRED]

[INSERT RESTRICTED LEGEND IF REQUIRED]

[FACE OF NOTE]

FOSTER WHEELER LLC

10.359% Senior Secured Note Due 2011, Series B

[CUSIP] [CINS]
No.	$

        Foster Wheeler LLC, a Delaware limited liability company (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                        , or its registered assigns, the principal sum of                        DOLLARS ($            ) on September 15, 2011.

        Interest Rate: 10.359% per annum.

        Interest Payment Dates: March 15 and September 15, commencing September 15, 2005.

        Regular Record Dates: February 28 and August 31.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	FOSTER WHEELER LLC
	By:	Name: Title:

(Form of Trustee's Certificate of Authentication)

        This is one of the 10.359% Senior Secured Notes Due 2011, Series B described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By:	Authorized Signatory

[REVERSE SIDE OF NOTE]

FOSTER WHEELER LLC

        10.359% Senior Secured Note Due 2011, Series B

1.    Principal and Interest.

        The Company promises to pay the principal of this Note on September 15, 2011.

        The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.359% per annum (subject to adjustment as provided below).

        Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the interest payment date) on each interest payment date, commencing March 15, 2005.

        The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated September 21, 2004, between the Company and the Purchasers named therein (the "Registration Rights Agreement"). The interest rate on this Note will increase by a rate of 0.5% per annum in the event that (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed by 30th day following the Issue Date, until it is filed (ii) the Exchange Offer Registration Statement is not declared effective by the Commission by the 90th day following Issue Date, until the Exchange Offer Registration Statement is declared effective and (iii) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated pursuant to the Exchange Offer Registration Statement by the 120th day following the Issue Date, until it is consummated. After 120 days following an increase in the interest rate as described in the preceding sentence, the interest rate on this Note shall increase by a further 0.25% per annum, and shall increase by 0.25% per annum for each 120-day period thereafter to a maximum increase in interest of 1.00% per annum. If the Exchange Offer does not allow this Note to be exchanged for freely tradable senior secured notes, the Company will file a shelf registration statement (the "Shelf Registration Statement") covering the resale of this Note by the holder and use its commercially reasonable best efforts to have the Shelf Registration Statement declared effective as soon as practicable. Upon the effectiveness of the Shelf Registration Statement, any such increased interest shall cease to accrue.

        Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the date of issuance. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

        The Company will pay interest, from time to time on demand, on overdue principal, premium, if any, and interest at a rate per annum that is 2% in excess of the rate of interest that is applicable to the Notes. Interest not paid when due (including any thereof that becomes due on demand) and any interest on principal, premium or interest not paid when due (including any thereof that becomes due on demand) will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Trustee for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

        In the event that the Excepted Non-Guarantor Subsidiaries do not execute all Note Guarantees and pledge their assets in accordance with the Collateral Documents to secure their Note Guarantees within 90 days of the Issue Date, the interest rate on the Notes shall increase to 11.359% per annum, commencing on the 91st day following the Issue Date through and until the date on which all such Note

Guarantees have been executed and pledges documented in accordance with the Collateral Documents, after which the interest rate shall decrease to 10.359% per annum.

2.    Indentures; Note Guarantee.

        This is one of the Notes issued under an Indenture dated as of September 24, 2004 (as amended from time to time, the "Indenture"), among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms and to the terms of the Intercreditor Agreement, and Holders are referred to the Indenture, the TIA and the Intercreditor Agreement for a statement of all such terms. To the extent permitted by applicable law, (i) in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control, and (ii) in the event of any inconsistency between the terms of this Note or the terms of the Indenture, on the one hand, and the terms of the Intercreditor Agreement on the other hand, the terms of the Intercreditor Agreement will control.

        The Indenture limits the original aggregate principal amount of the Notes to $120,000,000. This Note is guaranteed, as set forth in the Indenture.

3.    Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

        This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

        If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.    Registered Form; Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons in denominations of $1.00 principal amount and any multiple of $1.00 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.    Defaults and Remedies.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.    Amendment and Waiver.

        Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.    Authentication.

        This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.    Governing Law.

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.    Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

        The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

The within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

        In connection with any transfer of this Note occurring prior to                        , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐    (1)    This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.

☐    (2)    This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

☐    (3)    This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

        If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller
By
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[2]

	By	To be executed by an executive officer

2
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, check the box: ☐

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

        $                        .

Date:

  Your Signature:
  (Sign exactly as your name appears on the other side of this Note)

          Signature Guarantee:3

3
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

        The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT C

SUPPLEMENTAL INDENTURE

dated as of                        ,

among

FOSTER WHEELER LLC

The Guarantor(s) Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee

10.359%
Senior Secured Notes due
2011, Series A

10.359%
Senior Secured Notes due
2011, Series B

        THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of                        ,            , among Foster Wheeler LLC, a Delaware limited liability company (the "Company"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "Undersigned") and Wells Fargo Bank, National Association, not in its individual capacity but solely as trustee (the "Trustee").

RECITALS

        WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of September 24, 2004 (the "Indenture"), relating to the Company's 10.359% Senior Secured Notes Due 2011, Series A and the Company's 10.359% Senior Secured Notes Due 2011, Series B (the "Notes");

        WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed, under certain circumstances described in the Indenture, to cause certain newly acquired or created Restricted Subsidiaries to provide Note Guarantees.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

        Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

        Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

        Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

        Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FOSTER WHEELER LLC as Issuer
By:	Name: Title:
[GUARANTOR]
By:	Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By:	Name: Title:

EXHIBIT D

RESTRICTED LEGEND

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF FOSTER WHEELER LLC THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO FOSTER WHEELER LLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

D-1

EXHIBIT E

DTC LEGEND

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        [TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

E-1

EXHIBIT F

Regulation S Certificate

                                ,

Wells Fargo Bank, National Association

Attention: Corporate Trust Administration

  Re:
  Foster Wheeler LLC
  10.359% Senior Secured
  Notes due 2011, Series B (the "Notes")
  Issued under the Indenture (the "Indenture") dated as
  as of September 24, 2004 relating to the Notes

Ladies and Gentlemen:

        Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

        [CHECK A OR B AS APPLICABLE.]

☐    A.    This Certificate relates to our proposed transfer of $            principal amount of Notes issued under the Indenture. We hereby certify as follows:

          1.     The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

          2.     Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3.     Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

          4.     The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5.     If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐    B.    This Certificate relates to our proposed exchange of $            principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

          1.     At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the

F-1

  definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

          2.     Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

          3.     The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:	Name: Title: Address:

        Date:

F-2

EXHIBIT G

Rule 144A Certificate

                    ,

Wells Fargo Bank, National Association

Attention: Corporate Trust Administration

  Re:
  Foster Wheeler LLC
  10.359% Senior Secured
  Notes due 2011, Series B (the "Notes")
  Issued under the Indenture (the "Indenture") dated as
  as of September 24, 2004 relating to the Notes

Ladies and Gentlemen:

        TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

        This Certificate relates to:

        [CHECK A OR B AS APPLICABLE.]

☐    A.    Our proposed purchase of $            principal amount of Notes issued under the Indenture.

☐    B.    Our proposed exchange of $            principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

        We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                        , 200  , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:	Name: Title: Address:

        Date:

G-1

EXHIBIT H

Institutional Accredited Investor Certificate

Wells Fargo Bank, National Association

Attention: Corporate Trust Administration

  Re:
  Foster Wheeler LLC
  10.359% Senior Secured
  Notes due 2011, Series B (the "Notes")
  Issued under the Indenture (the "Indenture") dated as
  as of September 24, 2004 relating to the Notes

Ladies and Gentlemen:

        This Certificate relates to:

        [CHECK A OR B AS APPLICABLE.]

☐    A.    Our proposed purchase of $            principal amount of Notes issued under the Indenture.

☐    B.    Our proposed exchange of $            principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

        We hereby confirm that:

        1.     We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

        2.     Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

        3.     We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

        4.     We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

        5.     We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

        We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

H-1

        Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

        We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

        We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

        We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:	Name: Title: Address:

        Date:

        Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

        By:

        Date:

        Taxpayer ID number:

H-2

EXHIBIT I

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:
Wells Fargo Bank, National Association

Attention: Corporate Trust Administration OR

        [Name of DTC Participant]

  Re:
  Foster Wheeler LLC
  10.359% Senior Secured
  Notes due 2011, Series B (the "Notes")
  Issued under the Indenture (the "Indenture") dated as
  as of September 24, 2004 relating to the Notes

Ladies and Gentlemen:

        We are the beneficial owner of $            principal amount of Notes issued under the Indenture and represented by an Offshore Global Note (as defined in the Indenture).

        We hereby certify as follows:

        [CHECK A OR B AS APPLICABLE.]

☐    A.    We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐    B.    We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF BENEFICIAL OWNER]
By:	Name: Title: Address:

        Date:

I-1

[FORM II]

Certificate of Beneficial Ownership

To:
Wells Fargo Bank, National Association

Attention: Corporate Trust Administration

Re:
Foster Wheeler LLC
10.359% Senior Secured
Notes due 2011, Series B (the "Notes")
Issued under the Indenture (the "Indenture") dated as
as of September 24, 2004 relating to the Notes

Ladies and Gentlemen:

        This is to certify that based solely on certifications we have received in writing or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by an Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $            principal amount of Notes represented by the Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

        We further certify that (i) we are not submitting herewith for exchange any portion of such Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,
[Name of DTC Participant]
By:	Name: Title: Address:

        Date:

I-2

Exhibit J

FORM OF SUBORDINATED INTERCOMPANY NOTE

U.S. $	, 20

        FOR VALUE RECEIVED, the undersigned, [Name], a corporation organized under the laws of                        (the "Maker"), hereby promises to pay, subject to the subordination provisions set forth below (the "Subordination Provisions"), to the order of [                        ], a [            ] organized under the laws of                         (together with any subsequent holder hereof, the "Holder") the principal sum of                        AND NO/100 [INSERT CURRENCY] (            ) [ON DEMAND][not later than [INSERT DATE], unless earlier accelerated], or if less, the unpaid principal amount of all loans made to the Maker pursuant to this Intercompany Note.

        Subject to the Subordination Provisions, the Maker promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full at the rate of    % per annum (except as provided below upon the occurrence and during the continuance of an Event of Default under the Indenture as defined below), payable in the manner hereinafter provided, provided, however, that any amount that is not paid when due ([whether at stated maturity, by acceleration][upon demand] or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to    % per annum, payable on demand.

        Subject to the Subordination Provisions, the Maker may prepay in whole or in part the outstanding principal amount of this Intercompany Note, provided that the Maker will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount to the date of prepayment. The term "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

        All computations of interest will be made by the Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment will be made on the following Business Day.

        Anything in this Intercompany Note to the contrary notwithstanding, the indebtedness evidenced by this any Intercompany Note shall be subordinate and junior in right of payment in full in cash, to the extent and in the manner hereinafter set forth, to all indebtedness or other liabilities of the Maker outstanding from time to time, arising under (x) that certain Indenture dated as of September 24, 2004, between Foster Wheeler LLC, a Delaware limited liability company, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the "Indenture"), and (y) any Credit Facility under and as defined in the Indenture, including without limitation, in the case of each of the foregoing clauses (x) and (y), any interest accruing after the commencement of any proceedings referred to in clause (ii) below, whether or not such interest is an allowed claim in such proceeding (all such indebtedness or other liabilities and interest being herein called "Senior Indebtedness"):

          (i)    The holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts constituting Senior Indebtedness before the Holder is entitled to receive any payment on account of this Intercompany Note, provided that the Maker may make, and the Holder shall be entitled to receive and retain from time to time, payments and prepayments in respect of the principal of and interest of this Intercompany Note at any time except following the occurrence and during the continuance of an Event of Default under and as defined in the Indenture;

J-1

          (ii)   In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Maker or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Maker, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts constituting Senior Indebtedness before the Holder is entitled to receive, or make any demand for, any payment on account of this Intercompany Note, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities; and

          (iii)  Following the occurrence and during the continuance of an Event of Default under and as defined in the Indenture, if any payment or distribution of any character, whether in cash, securities or other property, in respect of this Intercompany Note shall (despite these subordination provisions) be received by the Holder before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full.

        No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Intercompany Note by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith on the part of such holder or any trustee or agent for such holder.

        The Maker hereby irrevocably submits to the non-exclusive jurisdiction of [            ], and of the courts (including any appellate court) of the State of New York, in any action or proceeding arising out of or relating to this Intercompany Note, and the Maker hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [    ][and] courts. The Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Maker agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        Nothing in this Section will affect the right of the Holder to serve legal process in any other manner permitted by law or affect the right of the Holder to bring any action or proceeding against the Maker or its property in the courts of any other jurisdiction.

        This Intercompany Note will be governed by, and construed in accordance with, the laws of State of New York, without reference to conflicts of law principles.

        IN WITNESS WHEREOF, the Maker has caused this Intercompany Note to be executed and delivered by its duly authorized officers as of the date first above written.

[MAKER]
By:	Name: Title:

J-2

Exhibit K

FORM OF UNSUBORDINATED INTERCOMPANY NOTE

U.S. $	, 20

        FOR VALUE RECEIVED, the undersigned, [Name], a corporation organized under the laws of                        (the "Maker"), hereby promises to pay to the order of [                        ], a [            ] organized under the laws of                        (together with any subsequent holder hereof, the "Holder") the principal sum of                        AND NO/100 [INSERT CURRENCY] (            ) [ON DEMAND][not later than [INSERT DATE], unless earlier accelerated], or if less, the unpaid principal amount of all loans made to the Maker pursuant to this Intercompany Note.

        The Maker promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full at the rate of    % per annum (except as provided below upon the occurrence and during the continuance of an Event of Default under the Indenture as defined below), payable in the manner hereinafter provided, provided, however, that any amount that is not paid when due ([whether at stated maturity, by acceleration][upon demand] or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to    % per annum, payable on demand.

        The Maker may prepay in whole or in part the outstanding principal amount of this Intercompany Note, provided that the Maker will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount to the date of prepayment. The term "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

        The Maker hereby irrevocably submits to the non-exclusive jurisdiction of [    ], and of the courts (including any appellate court) of the State of New York, in any action or proceeding arising out of or relating to this Intercompany Note, and the Maker hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [    ][and] courts. The Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Maker agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        Nothing in this Section will affect the right of the Holder to serve legal process in any other manner permitted by law or affect the right of the Holder to bring any action or proceeding against the Maker or its property in the courts of any other jurisdiction.

        This Intercompany Note will be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflicts of law principles.

K-1

        IN WITNESS WHEREOF, the Maker has caused this Intercompany Note to be executed and delivered by its duly authorized officers as of the date first above written.

[MAKER]
By:	Name: Title:

K-2

EXHIBIT L

        THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

L-1

EXHIBIT M

PARALLEL DEBT AGREEMENT

among

Foster Wheeler LLC

as the Issuer,

and

Wells Fargo Bank, National Association

as the Trustee,

and

Foster Wheeler International Corporation

Foster Wheeler Intercontinental Corporation

FW Energie B.V.

and

Foster Wheeler Inc.

as Guarantors

Dated [            ] 2004
 NautaDutilh N.V.
Amsterdam

THE UNDERSIGNED

1.
Foster Wheeler LLC, a limited liability company formed under the laws of the State of Delaware, United States of America and having its office address at Perryville Corporate Park, Clinton, New Jersey, USA 08809, United States of America;

2.
Wells Fargo Bank, National Association, a national banking association organised under the banking laws of the United States of America, having an office address at Sixth and Marquette, MAC N9303-120, Minneapolis, Minnesota, 55479, United States of America (the "Trustee");

3.
Foster Wheeler International Corporation, a corporation formed under the laws of the state of Delaware, United States of America, having its registered office at Perryville Corporate Park, Clinton NJ 08809, United States of America;

4.
Foster Wheeler Intercontinental Corporation, a corporation formed under the laws of the state of Delaware, United States of America, having its registered office and address at Perryville Corporate Park, Clinton NJ 08809, United States of America

5.
Foster Wheeler Inc., a corporation formed under the laws of the State of Delaware, United States of America and having its office address at Perryville Corporate Park, Clinton, New Jersey, USA 08809, United States of America;

AND

6.
FW ENERGIE B.V., a company incorporated under the laws of the Netherlands, with corporate seat at Amsterdam and its office address at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, the Netherlands.

WHEREAS

(A)
The parties to this Agreement, among other parties, have entered into the Indenture dated as of [            ], 2004 as may be amended, restated, supplemented or otherwise modified from time to time (the "Indenture");

(B)
The parties to this Agreement, among other parties, have entered into the Security Agreement dated as of [            ], 2004 in favor of the Trustee and certain other secured parties, including the Holders of the Notes (each as defined in the Indenture) (the "Secured Parties") (as heretofore amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement").

(C)
Pursuant to Section 2 of the Security Agreement, the Guarantors and the Company (each as defined in the Security Agreement) have granted to the Trustee for the benefit of the Secured Parties a security interest in the Collateral (as defined in the Security Agreement).

(D)
Under Netherlands law, the vesting of a right of pledge for the benefit of the Trustee for obligations towards other parties than the Trustee, requires separate private and notarial deeds and a Parallel Debt (as defined herein).

(E)
Therefore, the parties hereto wish to create a Parallel Debt, and wish to vest a right of pledge by separate private and notarial deeds.

THEREFORE, the parties hereto agree as follows:

1.    Definitions

For the purpose of this Agreement, including the preceding recitals, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture and the Security Agreement or shall have the respective meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"NCC":	Netherlands Civil Code
"Parallel Debtor":	the Company and the Guarantors collectively

2.    Parallel Debt

2.1
Each Parallel Debtor hereby agrees and covenants with the Trustee that it shall pay to the Trustee on demand amounts equal to all amounts which may be due at any time and from time to time under the Secured Obligations, if and when such amounts become due and payable (such agreement and covenant of any Parallel Debtor is hereafter referred to as the "Parallel Debt" of such Parallel Debtor).

2.2
If, after foreclosure of all Collateral in which a security right is granted by any Parallel Debtor, the proceeds of the Collateral are not sufficient to satisfy and discharge such Parallel Debtor's Parallel Debt, the remainder of such Parallel Debt shall then cease to exist, it being understood that such cessation shall be without prejudice to any other obligations which such Parallel Debtor may have pursuant to the Indenture, the Security Agreement or any other instrument, agreement or document evidencing or executed or to be executed in connection therewith or with any of the Secured Obligations (the Indenture, the Security Agreement and such other instruments, agreement and documents, collectively, the "Financing Documents") and without prejudice to any other remedies which the Secured Parties may have under any Financing Document.

2.3
Without prejudice to the provisions of the Financing Documents, each of the Parallel Debtors and the Trustee agree and acknowledge that (i) each Parallel Debtor's Parallel Debt consists of obligations and liabilities of such Parallel Debtor to Wells Fargo Bank, National Association, as Trustee hereunder, separate and independent from and without prejudice to the other obligations which such Parallel Debtor has or may have at any time to the Secured Parties (including Wells Fargo Bank, National Association in any other capacity including as trustee under the Financing Documents or otherwise), and (ii) each Parallel Debtor's Parallel Debt represents the Trustee's own claim (vordering op naam) to receive payment of such Parallel Debtor's Parallel Debt, separate and independent from any claims of the Secured Parties (including Wells Fargo Bank, National Association in any other capacity including as trustee under the Financing Documents) on such Parallel Debtor, provided that the total liability of each Parallel Debtor under its Parallel Debt shall be decreased from time to time—conditionally upon the permanent payment referred to below not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application—to the extent that such Parallel Debtor, or any other party on behalf of such Parallel Debtor, shall have permanently paid to the Secured Parties any amounts due under the Indenture or the Security Agreement with respect to its Secured Obligations, and (iii) each Parallel Debtor's Parallel Debt is not a claim of the Trustee which is held jointly with the Secured Parties. Netherlands law governing the joint holding (gemeenschap) of claims is not applicable to the Parallel Debt or the claims of the Secured Parties pursuant to the Secured Obligations. To the extent that Netherlands law governing the joint holding of claims or any of the provisions of Netherlands law governing the joint holding of claims would otherwise apply to the Parallel Debt or to any claims of the Secured Parties in respect of the Secured Obligations, the applicability of such provisions is hereby expressly waived to the extent possible and permitted under laws and regulations applicable hereto.

3.
The Trustee agrees with the Company and the Guarantors that in case of any discharge of any such obligation owing to the Holders by the Company and the Guarantors, it will, to the same extent, not make a claim against the Company and the Guarantors under this Agreement at any time, provided that any such claims can be made against the Company and the Guarantors if such discharge is made by virtue of any set off, counterclaim or similar defence invoked by the Company and the Guarantors, vis-á-vis the Trustee.

Without limiting or affecting the Trustee's rights against the Company and the Guarantors, the Trustee agrees that, except as set out in the next sentence, it will not exercise its rights under this Agreement except with the consent of the Holders. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Trustee's right to act in the protection or preservation of rights under or to enforce the Notes and the Note Guarantees as contemplated by this agreement and/or the Indenture (or to do any act reasonably incidental to the foregoing).

4.    Other Provisions

This Agreement is not intended to increase, diminish or otherwise alter the rights and obligations of the Parallel Debtors, the Trustee or any other person under the Financing Documents and shall not in any event entitle the Trustee to exercise foreclosure rights (uitwinningsrechten) and collection rights (inningsbevoegdheid) other than in circumstances where the exercise of any remedy is permitted under the terms of the Financing Documents after the occurrence and during the continuance of an Event of Default as defined therein.

5.    Security Rights

Each of the Guarantors and the Company agrees that it will provide the security interests as referred to in the Security Agreement in order to secure the proper performance and prompt payment in full of its obligations under the Parallel Debt.

6.    No Liability

The Trustee shall not be liable for any shortfall in the proceeds of sale and/or any loss or damage resulting from any sale or disposal of the Collateral, or any interest therein, or arising out of the exercise of or failure to exercise any of its powers under this Agreement or for any other loss of any nature whatsoever in connection with the Collateral.

7.    Set-Off and Waiver of Suspension

The Parallel Debtors' claims, if any, against the Trustee under or in connection with this Agreement and/or any Financing Document may not be set-off against the Parallel Debt. The Parallel Debtors hereby waive (in relation to any breach by the Trustee of any obligation to the Parallel Debtors hereunder) their right of suspension under Articles 6:52 through 6:57 NCC.

8.    Approval of Parallel Debt

By accepting any Notes under the Indenture, the Holders agree to the Parallel Debt and the terms of the Parallel Debt Agreement, including the execution thereof by the Trustee on behalf of the Holders.

9.    Application of Indenture

The provisions of the Indenture relating to the Trustee and application of payments received by the Trustee shall apply mutatis mutandisto any payments received by the Trustee in respect of the Parallel Debt.

10.    Governing Law; Jurisdiction

This Agreement shall in all respects be governed by, and construed in accordance with, Netherlands law. Each Parallel Debtor irrevocably submits to the non-exclusive jurisdiction of the competent courts in Amsterdam, the Netherlands.

        IN WITNESS WHEREOF the parties hereto have executed this Parallel Debt Agreement on the day and year first above written.

Foster Wheeler LLC As Company
by: Foster Wheeler LLC title: [-] by: [-] title:[-]
Wells Fargo Bank, National Association Individually and as Trustee
by: Wells Fargo Bank, National Association title: [-] by: [-] title: [-]
Foster Wheeler International Corporation As Guarantor
by: Foster Wheeler International Corporation title: [-] by: [-] title: [-]
Foster Wheeler Intercontinental Corporation As Guarantor
by: Foster Wheeler Intercontinental Corporation title: [-] by: [-] title: z
FW Energie B.V. As Guarantor
by: FW Energie B.V. title: [-] by: [-] title: [-]
Foster Wheeler Inc. As Guarantor

by: Foster Wheeler Inc. title: [-] by: [-] title: [-]

QuickLinks

FOSTER WHEELER LLC as Issuer the Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee Indenture Dated as of September 24, 2004 10.359% Senior Secured Notes Due 2011, Series A 10.359% Senior Secured Notes Due 2011, Series B
CROSS-REFERENCE TABLE
RECITALS
RECITALS
THIS INDENTURE WITNESSETH
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 REDEMPTION; OFFER TO PURCHASE
ARTICLE 4 COVENANTS
ARTICLE 5 CONSOLIDATION, MERGER OF SALE OF ASSETS
ARTICLE 6 DEFAULT AND REMEDIES
ARTICLE 7 THE TRUSTEE
ARTICLE 8 DEFEASANCE AND DISCHARGE
ARTICLE 9 AMENDMENTS, SUPPLEMENTS AND WAIVERS
ARTICLE 10 COLLATERAL ARRANGEMENTS
ARTICLE 11 GUARANTEES
ARTICLE 12 MISCELLANEOUS
SIGNATURES
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF NOTES
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF NOTES
RECITALS
AGREEMENT
Regulation S Certificate
Rule 144A Certificate
Institutional Accredited Investor Certificate
[COMPLETE FORM I OR FORM II AS APPLICABLE.] [FORM I] Certificate of Beneficial Ownership
[FORM II] Certificate of Beneficial Ownership
FORM OF SUBORDINATED INTERCOMPANY NOTE
FORM OF UNSUBORDINATED INTERCOMPANY NOTE